                                                                     Exhibit 2.B

                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG


                        NOBEL EDUCATION DYNAMICS, INC.,

                                  EDUCO, INC.

                                      AND

                        THE STOCKHOLDERS OF EDUCO, INC.

                          LISTED ON SCHEDULE A HERETO


                                     DATED

                                 MAY 23, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

SECTION 1.  ACQUISITION OF SHARES..........................................    1
   1.1    Sale and Purchase of Shares......................................    1

SECTION 2.  PURCHASE PRICE AND PAYMENT.....................................    1
   2.1    Purchase Price...................................................    1
   2.2    Closing Statement................................................    2
   2.3    Post-Closing Adjustment..........................................    3

SECTION 3.  CLOSING                                                            4
   3.1    Time and Place of Closing........................................    4

SECTION 4.  DELIVERIES AT CLOSING..........................................    4
   4.1    Deliveries by Sellers at Closing.................................    4
   4.2    Deliveries by Buyer at Closing...................................    7
   4.3    Default by Any Seller at Closing.................................    8

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF SELLERS......................    9
   5.1    Organization; Authority..........................................    9
   5.2    Due Authorization; Binding Agreement.............................    9
   5.3    Capitalization...................................................   10
   5.4    Absence of Conflicting Agreements................................   10
   5.5    Consents and Approvals...........................................   10
   5.6    Brokers                                                             10
   5.7    Investments and Subsidiaries.....................................   11
   5.8    Compliance with Laws.............................................   11
   5.9    Permits                                                             11
   5.10   Encumbrances Created by this Agreement...........................   11
   5.11   Litigation.......................................................   11
   5.12   Financial Statements.............................................   12
   5.13   Absence of Certain Changes and Events............................   12
   5.14   Title to and Condition of Assets, Properties, etc................   13
   5.15   List of Properties, Contracts, etc...............................   14
   5.16   Contract Validity, Defaults, Notice/Consent......................   14
   5.17   Managers.........................................................   15
   5.18   Labor Matters....................................................   15
   5.19   Relationships....................................................   16
   5.20   Non-Foreign Persons..............................................   16
   5.21   Employee Benefit Plans...........................................   16
   5.22   Environmental Protection.........................................   16
   5.23   Child Abuse......................................................   18
   5.24   Taxes............................................................   18
   5.25   Books and Records................................................   19
   5.26   No Unusual Arrangements with Employees or
          Customers........................................................   19
   5.27   Disclosure.......................................................   20

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                                                                            ----

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER........................   20
   6.1    Organization and Standing........................................   20
   6.2    Power and Authority..............................................   20
   6.3    Binding Agreement................................................   20
   6.4    Absence of Conflicting Agreements................................   21
   6.5    Consents.........................................................   21
   6.6    Litigation.......................................................   21
   6.7    Capitalization...................................................   21
   6.8    SEC Filings......................................................   21

SECTION 7.  INFORMATION AND RECORDS CONCERNING BUSINESS....................   22
   7.1    Access to Information and Records
          Before Closing...................................................   22
   7.2    Due Diligence Investigation......................................   22

SECTION 8.  OBLIGATIONS OF THE PARTIES UNTIL THE  CLOSING DATE.............   23
   8.1    Conduct of Business Pending Closing..............................   23
   8.2    Negative Covenants of the Company................................   23
   8.3    Affirmative Covenants............................................   23
   8.4    Pursuit of Consents..............................................   24

SECTION 9.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS....................   24
   9.1    Deliveries at Closing............................................   25
   9.2    Representations and Warranties...................................   25
   9.3    Performance of Covenants.........................................   25
   9.4    Legal Matters....................................................   25
   9.5    No Material Adverse Change.......................................   25
   9.6    Governmental Approvals...........................................   25
   9.7    Other Approvals..................................................   25
   9.8    Accounting Matters...............................................   26

SECTION 10.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS..................   26
   10.1    Deliveries at Closing...........................................   26
   10.2    Representations and Warranties..................................   26
   10.3    Performance of Covenants........................................   26
   10.4    Legal Matters...................................................   26

SECTION 11.  OBLIGATIONS OF PARTIES AFTER CLOSING..........................   27
   11.1    Remittance of Payments..........................................   27
   11.2    Covenant Not-to-Compete.........................................   27
   11.3    Employees of the Company........................................   28
   11.4    Millbrook Facility..............................................   28
   11.5    Guaranteed Value of Nobel Shares................................   29

SECTION 12.  INDEMNIFICATION...............................................   29
   12.1    Indemnification by Sellers......................................   29
   12.2    Indemnification by Buyer........................................   30
   12.3    Notice; Control of Defense......................................   30
   12.4    Limitations.....................................................   30

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                                                                            ----

   12.5    Escrow..........................................................   31
   12.6    Remedies Not Exclusive..........................................   32

SECTION 13.  SECURITIES MATTERS............................................   32
   13.1    Investment Representations and Covenants of
           Sellers.........................................................   32
   13.2    Registration of Nobel Shares....................................   34

SECTION 14.  TERMINATION...................................................   41
   14.1    Termination.....................................................   41
   14.2    Effect of Termination...........................................   41

SECTION 15.  REPRESENTATION OF SELLERS BY SELLERS' AGENT...................   42
   15.1    Appointment of Sellers' Agent...................................   42
   15.2    Successor Agent.................................................   43
   15.3    Sellers' Actions................................................   43

SECTION 16.  MISCELLANEOUS.................................................   43
   16.1    Survival of Representations and
           Warranties......................................................   43
   16.2    Best Efforts....................................................   43
   16.3    Public Announcements............................................   43
   16.4    Costs and Expenses..............................................   44
   16.5    Risk of Loss....................................................   44
   16.6    Performance.....................................................   44
   16.7    Benefit and Assignment..........................................   44
   16.8    Schedules and Exhibits..........................................   45
   16.9    Effect and Construction of this
           Agreement.......................................................   45
   16.10   Cooperation.....................................................   45
   16.11   Notices.........................................................   45
   16.12   Waiver, Discharge, etc..........................................   46
   16.13   Severability....................................................   46
   16.14   Rights of Persons Not Parties...................................   46
   16.15   Governing Law...................................................   46
   16.16   Sellers' Internal Escrow........................................   46

Schedules
---------
Schedule A - List of Sellers and Allocation of Purchase Price
Schedule B - Exceptions to GAAP

Exhibits
--------
Exhibit 2.1(a) - Form of Escrow Agreement
Exhibit 4.1(h) - Forms of Lease Agreements
Exhibit 4.1(i) - Form of Non-Disturbance Agreement
Exhibit 4.1(j) - Form of Consulting and Non-Competition Agreement
                 with Richard V. McCool

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is dated May 23, 1995 by and among Educo, Inc., a Maryland corporation (the "Company"), the record and beneficial owners of all of the outstanding shares of capital stock of the Company listed on Schedule A hereto (each, a "Seller," and collectively, the "Sellers") and
   ----------
Nobel Education Dynamics, Inc., a Delaware corporation ("Buyer"). This Stock Purchase Agreement shall be hereinafter referred to as this "Agreement."

                                  BACKGROUND

          The Company is engaged in the business (the "Business") of operating ten schools and pre-schools located in Maryland, Virginia, North Carolina and South Carolina. The parties hereto desire to provide for the acquisition by Buyer of the Company through the sale by Sellers to Buyer of all the outstanding shares of capital stock of the Company, which are owned beneficially and of record by Sellers, and for certain other matters, all on the terms and conditions set forth in this Agreement.

          NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


          SECTION A.  ACQUISITION OF SHARES

          1.   Sale and Purchase of Shares.  Subject to the terms and conditions
               ---------------------------
of this Agreement, at the Closing (as herein defined), each Seller shall sell, transfer and deliver to Buyer the shares of the common stock of the Company set forth beside his or her name on Schedule A hereto, in the aggregate constituting
                                ----------
all of the outstanding shares of the Company's capital stock owned by him or her (collectively with respect to all such shares owned by all Sellers, the "Educo Shares"), and Buyer shall purchase the Educo Shares, for the consideration set forth in Section 2.


          SECTION B.  PURCHASE PRICE AND PAYMENT.

          1.   Purchase Price.  Subject to adjustment as provided in Section 2.3
               --------------
below, the aggregate purchase price (the "Purchase Price") for the Educo Shares shall be as follows:

               a. Buyer shall deposit on the date hereof concurrently with the execution of this Agreement by the parties the sum of Two Hundred Thousand Dollars ($200,000) in an interest bearing escrow account pursuant to an Escrow Agreement dated the date hereof and in the form attached hereto as Exhibit 2.1(a) (the "Escrow Agreement") by and
                               --------------
among the Buyer, Sellers' Agent (as defined in Section 15.1 hereof) on behalf of the Sellers and Drinker Biddle & Reath (the "Deposit Escrow Agent"). If Closing shall occur hereunder, the escrowed funds, exclusive of the interest thereon, shall be paid over to the Seller or Sellers' Agent at Closing on account of the Purchase Price as provided in paragraph (b) below and interest on the escrowed funds shall be paid over to the Buyer. If Closing shall not occur hereunder, such escrowed funds, together with all interest thereon, shall be held and delivered by the Deposit Escrow Agent as provided in this Agreement and the Escrow Agreement. The escrowed funds are hereinafter called the "Deposit Money."

               b. At the Closing, in addition to the Deposit Money to be paid by the Deposit Escrow agent on behalf of Buyer pursuant to paragraph (a) above, the Buyer shall deliver to Sellers or Sellers' Agent or Sellers' Escrow Agent (as defined in Section 16.16 hereof), as the case may be, the aggregate amount of One Million Eight Hundred Thousand Dollars ($1,800,000), by wire transfer pursuant to instructions previously given by Sellers to Buyer for that purpose or by certified or bank cashier's checks payable to the order of each Seller, in the respective amounts set forth beside each Seller's name on Schedule A hereto,
                                                              ----------
such that the aggregate amount payable at the Closing to Sellers or Sellers' Agent shall equal $1,950,000 and the amount payable at the Closing to Sellers' Escrow Agent shall equal $50,000.

               c. Buyer shall issue at Closing in favor of Sellers in the respective amounts set forth beside each Seller's name on Schedule A hereto an
                                                          ----------
aggregate of 1,250,000 shares of Buyer's Common Stock (the "Nobel Shares"), of which an aggregate of 1,156,250 Nobel Shares shall be delivered to and held in escrow by Sellers' Escrow Agent (as defined in Section 16.16(a) hereof) pursuant to the provisions of Section 16.16(a) hereof and an aggregate of 93,750 Nobel Shares shall be delivered to and held in escrow by Escrow Agent (as defined in Section 12.5 hereof) pursuant to the provisions of Section 12.5 hereof.

     2.   Closing Statement.
          -----------------

               a. Promptly following the Closing, Buyer, the Company and Sellers (and their respective affiliates) shall use their best efforts to enable Sellers promptly to prepare or cause to be prepared, in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with that used in the preparation of the Company's financial statements referenced in Section 5.12 hereof except as otherwise provided in

Schedule B hereto, a consolidated balance sheet of the Company as of the Closing
----------
Date (as herein defined).

Such balance sheet prepared and finally determined as provided in this Section
2.2 is referred to herein as the "Closing Statement." Within 30 days following the Closing, Sellers shall deliver to Buyer a final draft of the Closing Statement, together with a calculation of Adjusted Net Worth (as herein defined) as of the Closing Date. For the purposes of this Agreement, "Adjusted Net Worth" shall mean the consolidated assets of the Company, less its consolidated liabilities, in each case as determined in accordance with GAAP applied on a basis consistent with that used in the preparation of the Company's financial statements referenced in Section 5.12 hereof except as otherwise provided in Schedule B hereto.
----------

               b. If Buyer shall have any objections to the Closing Statement or to the calculation of Adjusted Net Worth, Buyer and Sellers shall attempt in good faith to reach an agreement as to the matter in dispute. If Buyer and Sellers shall have failed to resolve such disputed matter within thirty (30) business days after receipt of notice of such objection, then any such disputed matter may, at the instance of Buyer or Sellers, be submitted to and determined by an accounting firm acceptable to Sellers and Buyer (the "Auditors"). The definitive Closing Statement and calculation of Adjusted Net Worth shall be audited by the Auditors in accordance with GAAP applied on a basis consistent with that used in the preparation of the Company's financial statements referenced in Section 5.12 hereof except as otherwise provided in Schedule B
                                                                  ----------
hereto and shall be final, binding and conclusive on all parties hereto. Buyer, Company and Sellers shall cooperate fully with such audit, and shall use best efforts to cause their respective affiliates so to cooperate, so as to cause the Auditors to complete such audit within 30 days after commencement of such audit. The fees and expenses of such audit shall be divided equally between Buyer and Sellers.

          3.   Post-Closing Adjustment.
               -----------------------

               a. If the Adjusted Net Worth as of the Closing Date as conclusively determined as provided herein (such conclusive determination is referred to herein as "Certified Adjusted Net Worth") is less than $400,000 (the "Minimum Net Worth"), then each Seller shall pay, or cause to be paid, to Buyer an amount of such deficiency which is proportionate to his or her allocable share of the Purchase Price. If the Certified Adjusted Net Worth is greater than the Minimum Net Worth, then Buyer shall pay to each Seller their proportionate share of such excess amount. Any payment pursuant to this Section shall be made within five business days following receipt by the parties of the final Closing Statement and the Certified Adjusted Net Worth calculation.

               b. Notwithstanding Section 2.3(a), if Buyer and Sellers dispute any portion of the Closing Statement or the calculation of Certified Adjusted Net Worth, but nonetheless agree that, following final determination of Certified Adjusted Net Worth, a payment will be required to be made pursuant to
Section 2.3(a), the amount of such payment which the parties do not dispute shall be paid.

               c. Amounts payable pursuant to this Section 2.3 by Sellers shall be made by certified check or wire transfer of immediately available funds to an account designated by the Buyer or, at Buyer's option, by the release to Buyer of such number of Withheld Shares (as defined in Section 12.5(a) hereof) equal to the amount payable to Buyer pursuant to this Section 2.3 divided by the Guaranteed Value Per Share (as defined in Section 11.5 hereof). Amounts payable pursuant to this Section 2.3 by Buyer shall be made by certified check to Sellers at their respective addresses set forth on Schedule A hereto.
                                                   ----------


          SECTION C.  CLOSING

          1.   Time and Place of Closing.  The closing of the purchase and sale
               -------------------------
of the Shares (the "Closing") pursuant to this Agreement shall take place on August 31, 1995 at the offices of Drinker Biddle & Reath, 1000 Westlakes Drive, Suite 300, Berwyn, Pennsylvania, commencing at 10:00 A.M., local time, or at such other date, time and/or place as may be agreed to by Buyer and Sellers' Agent (the "Closing Date").


          SECTION D.  DELIVERIES AT CLOSING

          1.   Deliveries by Sellers at Closing.  At the Closing, in addition to
               --------------------------------
the other actions contemplated elsewhere herein, the Sellers shall deliver, or shall cause to be delivered, to Buyer the following:

               a. certificates representing all of the Educo Shares owned by such Seller, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer;

               b. certificates, dated the Closing Date and signed by or on behalf of the Sellers and the President or Vice President of Company, to the effect set forth in Sections 9.2 and 9.3;

               c. a copy of the Company's certificate or articles of incorporation and all amendments thereof to date, certified as of a recent date by the Secretary of State of its jurisdiction of organization, and a copy of the Company's bylaws and all amendments thereof to date, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

               d. certificates of good standing of a recent date for the Company, certified by the Secretaries of State or corresponding certifying authorities of the Company's jurisdiction of organization and of each state in which the Company is qualified to do business;

               e. copies of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

               f. an incumbency certificate relating to the officers of the Company;

               g. the original corporate seals, minute books and stock transfer and record books of the Company as they exist on the Closing Date and such of its files, books and records as Buyer may request;

               h.   lease agreements, in the forms attached hereto as

Exhibit 4.1(h) (the "Leases"), signed by the respective owners of the parcels of
--------------
real property listed on the Disclosure Schedule pursuant to Section 5.15(c) hereto (the "Real Properties"), pursuant to which each said owner, as landlord, shall lease to the Company, as tenant, their respective Real Properties on the terms and conditions set forth therein;

               i.   upon the request of Buyer, the Company shall use its
best efforts to obtain a non-disturbance agreement from the holder of any mortgage, trust deed, deed to secure debt or other instrument or estate in any of the Real Properties which is or may be senior or superior to the Leases, in the form attached hereto as Exhibit 4.1(i);
                            --------------

               j. the Consulting and Non-Competition Agreement, in the form attached hereto as Exhibit 4.1(j) (the "Consulting Agreement"), signed by
                   --------------
Richard V. McCool;

               k. the resignations and releases from each of the officers and directors of the Company;

               l. the agreement of Lois Valentine to be bound by the covenants set forth in Section 11.2 hereof (except that the provisions of Section 11.2(a) would apply to Ms. Valentine only with respect to any non-public school located in Virginia Beach, Virginia);

               m. a letter to Buyer signed by Judith Dillon whereby Ms. Dillon agrees to remain the chief operating officer of the Company, at a mutually agreeable compensation level, through the end of the 1995-1996 school year;

               n. an opinion satisfactory to Buyer of Goodman Gary & Lickstein, P.C., counsel for Sellers and the Company, dated as of the Closing Date, as to the matters set forth in Sections 5.1 through 5.5 and 5.11 hereof. In rendering its opinion, such counsel may limit its opinion to the federal laws of the United States, the laws of the State of Maryland and the states in which its offices are located and the rules and regulations of governmental agencies of such jurisdictions. Such counsel may take the customary exception to its opinion that this Agreement is a valid and binding obligation to allow for the effect of applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights and equitable principles, and counsel may rely upon certificates of officers of the Company, Sellers and public officials as to questions of fact pertinent to such opinion;

               o. a receipt executed by each Seller, or by Sellers' Agent on behalf of each Seller, acknowledging receipt of the cash portion of the Purchase Price paid at Closing and the Nobel Shares delivered at Closing;

               p. a letter of intent addressed to the Company and signed by or on behalf of the owner of the facility leased by the Company for the Company's operation of the North Raleigh Country Day School located in Raleigh, North Carolina, the terms of such letter of intent to be mutually satisfactory to Buyer and such owner and to provide that: (i) such owner will, provided all approvals and consents of the local governmental authorities are obtained (see
Section 8.2(d) hereof), construct additional classroom(s) at the site provided Buyer agrees to lease such additional classroom space at an annual rental rate equal to the greater of (A) the annual debt service (principal and interest) on the project based upon a 20-year amortization schedule, provided that the annual interest rate shall not exceed thirteen percent (13%), or (B) sixteen percent (16%) of the increase in total tuition and registration fees actually received resulting from the addition of the new facility; (ii) the Company will be responsible for all costs and expenses related to obtaining the government approvals for the additional space; and (iii) such owner will reimburse the Company for all such costs and expenses incurred by the Company if the additional space is constructed;

               q. releases of the Company from all guarantees of indebtedness or other obligations of third parties, including without limitation those guarantees listed on the Disclosure Schedule (as hereafter defined) in connection with Sections 5.7 and 5.12(c) hereof;

               r. evidence reasonably satisfactory to the Buyer that the promissory note from Glean E. Thompson, Jr. to the Company in the principal amount of $14,375 has been paid in full;

               s. evidence reasonably satisfactory to the Buyer that the curriculum developed and utilized at the Company's Virginia Beach Country Day School shall be available to Buyer along with authorization to utilize same; and

               t. such other documents and instruments of transfer as Buyer may reasonably request to effectuate or evidence the transaction contemplated by this Agreement.

          2.   Deliveries by Buyer at Closing.  At the Closing, in addition to
               ------------------------------
the other actions contemplated elsewhere herein, Buyer shall deliver, or cause to be delivered, to Sellers or Sellers' Agent the items described below:

               a. wire transfer or other immediately available funds in payment of the cash portion of the Purchase Price payable pursuant to Section 2.1(a) and (b) hereof, other than the cash payment of $50,000 to be deposited with Sellers' Escrow Agent and held in escrow pursuant to Section 16.16(b) hereof;

               b. the Nobel Shares to be held in escrow and delivered to the Escrow Agent and Sellers' Escrow Agent pursuant to Sections 12.5 and 16.16(a) hereof, respectively;

               c. a certificate, dated the Closing Date and signed by the President or a Vice President of Buyer, to the effect set forth in Sections 10.2 and 10.3;

               d. a copy of Buyer's certificate of incor poration and all amendments thereof to date, in each case certified as of a recent date by the Secretary of State of Delaware, and a copy of Buyer's bylaws and all amendments thereof to date, certified as of the Closing Date by the Secretary or an Assistant Secretary of Buyer, and accompanied by a certificate of good standing for Buyer, certified as of a recent date by the Secretary of State of Delaware;

               e. a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by the Secretary or an Assistant Secretary of Buyer;

               f.   an incumbency certificate relating to the officers of Buyer;

               g.   the Consulting Agreement executed by Buyer;

               h. a receipt executed by Buyer acknowledging receipt of the Educo Shares; and

               i. an opinion satisfactory to Sellers of Drinker Biddle & Reath, counsel to Buyer, dated as of the Closing, as to the matters set forth in Sections 6.1 through 6.7 hereof. In rendering the foregoing opinion, such counsel may limit its opinion to the federal laws of the United States, the laws of the states in which its offices are located and the rules and regulations of governmental agencies of such jurisdictions. Such counsel may take the customary exception to its opinion that this Agreement is a valid and binding obligation to allow for the effect of applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights and equitable principles, and counsel may rely upon certificates of officers of Buyer and public officials as to questions of fact pertinent to such opinion.

          3.   Default by Any Seller at Closing.  If any Seller shall fail or
               --------------------------------
refuse to deliver any of the Educo Shares as provided in Section 1.1 or to take any other action required by this Agreement to have been taken prior to or at the Closing, such failure or refusal shall not relieve such or any other Seller of their obligations under this Agreement, and Buyer, at its option and without prejudice to its rights against any such defaulting Seller, may either (i) acquire all the Educo Shares which the non-defaulting Sellers have agreed to sell to Buyer hereunder pursuant to the allocation set forth in Schedule A
                                                                ----------
hereto (in consideration for which the Purchase Price shall be reduced by the amount which would otherwise have been payable to the defaulting Seller) or (ii) determine to not make such acquisition and terminate all of its obligations hereunder, whereupon the Deposit Money (including all interest thereon) shall be returned to Buyer. Sellers acknowledge that the Educo Shares are unique and agree that in addition to any other remedies against a defaulting Seller, Buyer shall have the right, without limitation, to seek and obtain all available equitable remedies to enforce delivery of the Educo Shares hereunder, including, without limitation, an action or suit for specific performance.

          SECTION E.  REPRESENTATIONS AND WARRANTIES OF SELLERS

     Certain information relating to the representations and warranties of the Sellers is set forth in a Disclosure Schedule hereto (the "Disclosure Schedule") prepared by the Sellers and delivered to Buyer pursuant to this Agreement as of the date hereof. The disclosures in the Disclosure Schedule shall relate only to the representations and warranties to which they expressly refer and to no other representation or warranty in this Agreement. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Disclosure Schedule (other than a disclosure in the Disclosure Schedule which expressly relates to a specifically identified representation and warranty), those in this Agreement shall control.

          The Company and Sellers, jointly and severally, represent and warrant to Buyer as follows:

          1.   Organization; Authority.  The Company is a corpo ration duly
               -----------------------
organized, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to carry on its Business as now conducted. The Company is duly qualified and licensed to do business as a foreign corporation and is in good standing in the States of Virginia, North Carolina and South Carolina, and neither the nature of it properties nor the conduct of its business requires the Company to be so qualified or licensed in any other jurisdiction.

          2.   Due Authorization; Binding Agreement.  Sellers and the Company
               ------------------------------------
have the full legal right, power, authority and capacity to execute, deliver and perform their respective obligations under this Agreement and under the other agreements and documents required to be delivered to Buyer prior to or at the Closing (the "Sellers' Transaction Documents") to which they are parties. The execution and delivery by the Company of this Agreement on the date hereof, the execution and delivery by the Company on the Closing Date of the Sellers' Transaction Documents to which the Company is a party, and the performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action of the Company. This Agreement has been duly executed and delivered by each Seller and the Company. This Agreement is, and when executed and delivered at Closing by each Seller and the Company each of Sellers' Transaction Documents to which they are parties will be, the legal, valid and binding obligations of Sellers and the Company, enforceable against Sellers and the Company in accor dance with their respective terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

          3.   Capitalization.
               --------------

               a. The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $1.00 per share, all of which shares are issued and outstanding. All of the outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, stock options, warrants or other agreements or commitments obligating the Company to issue additional shares of its capital stock or any other debt or equity securities or obligating any Seller to sell or transfer any of his or her Educo Shares.

               b. Each Seller has unencumbered title to the number of Educo Shares set forth after such Seller's name on Schedule A hereto and will convey to Buyer at Closing good and marketable title to such Educo Shares, free and clear of any and all security interests, claims, liens or encumbrances.

          4.   Absence of Conflicting Agreements.  Neither the execution or
               ---------------------------------
delivery of this Agreement or any of Sellers' Transaction Documents by Sellers or the Company, nor the performance by Sellers or the Company of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under, (i) any applicable law, statute, rule, regulation, judgment, order, writ, injunction, or decree of a governmental unit (collectively, "Laws") applicable to any Seller or the Company or by which any Seller or the Company or their respective assets or properties are bound, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement, indenture, instrument or contract to which any Seller or the Company is now a party or by which any Seller or the Company is bound.

          5.   Consents and Approvals.  No consent, waiver, approval, license or
               ----------------------
authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by any Seller or the Company in connection with the execution, delivery and performance of this Agreement or any of Sellers' Transaction Documents, except for those disclosed on the Disclosure Schedule.

          6.   Brokers.  No person acting on behalf of any Seller or the Company
               -------
or any of their respective affiliates or under the authority of any of the foregoing is or will be entitled to any brokers', advisors' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

          7.   Investments and Subsidiaries.  Except as disclosed in the
               ----------------------------
Disclosure Schedule, the Business is and has been conducted solely by and through the Company and no other person, and the Company has not agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or to indemnify any person or entity, or to guaranty the obligations of any person or entity, in each case, with respect to the Business. Except as disclosed in the Disclosure Schedule, the Company has no subsidiaries.

          8.   Compliance with Laws.  The Company has operated the Business in
               --------------------
compliance with all Laws, and the Company has not received any claim or notice that it is not in compliance with any of the Laws.

          9.   Permits.  The Disclosure Schedule sets forth a true, correct and
               -------
complete list of all permits, registrations, franchises, licenses, patents, copyrights, trademarks, rights and other authorizations (collectively, "Permits") which are necessary for the Company to conduct the Business as now conducted. The Company owns, possesses or has the legal right to use the Permits, free of all liens, pledges, claims, or other encumbrances of any nature whatsoever. The Company is not in default under, nor has the Company received any notice of any claim or default or any other claim or proceeding relating to, any such Permit. Except as disclosed on the Disclosure Schedule, all such Permits are renewable by their terms in the ordinary course of business without the need to comply with any special qualification procedure or to pay any amounts other than routine filing fees, and no Permit will be adversely affected by the consummation of the transactions contemplated by this Agreement.

          10.  Encumbrances Created by this Agreement.  The execution and
               --------------------------------------
delivery of this Agreement or any of the Sellers' Transaction Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on the Educo Shares or any assets of the Company in favor of third parties.

          11.  Litigation.  To the best knowledge of the Sellers and the
               ----------
Company, there are no claims, actions, suits, proceedings, arbitrations, inquiries or investigations pending or threatened before any court, governmental unit or arbitrator with respect to the Business or that question any of the transactions contemplated by this Agreement or the validity of this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have an adverse effect upon the ability of any Seller or the Company to enter into or perform their respective obligations under this Agreement or any such other agreements or instruments.

          12.  Financial Statements.
               --------------------

               a. Attached to the Disclosure Schedule are true, correct and complete copies of (1) the Company's balance sheet (the "Balance Sheet") as of August 31, 1994 (the "Balance Sheet Date") and the Company's related statement of operations for the fiscal year then ended, (2) the Company's balance sheets as of September 30, October 31, November 30, and December 31, 1994 and January 31, February 28, March 31, and April 30, 1995 and the Company's statements of operations for each of the months then ended, and (3) federal tax returns of the Company for the Company's fiscal years ended August 31, 1991, 1992, 1993 and 1994 (collectively, the "Financial Statements").

               b. The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial condition of the Company, the Business and results of its operations at the dates and for the periods covered thereby.

               c. Neither the Company nor the Business has any liabilities or obligations, whether absolute or contingent, that are not reflected on the Balance Sheet or the Disclosure Schedule, except for such current liabilities (within the meaning of GAAP) as have been incurred since the Balance Sheet Date in the ordinary course of business, consistent in nature and amount with past practice (such current liabilities are herein referred to as "Current Liabilities"). Without limiting the foregoing, the Balance Sheet contained, as of the Balance Sheet Date, adequate reserves or other appropriate provisions for accrued income and other taxes, depreciation and the costs of all pension, re tirement, incentive, bonus, profit-sharing, vacation, holiday or other plans or policies (if any) for the benefit of the Company's and/or the Business's employees. There is no basis for the assertion against the Company of any liability or obligation of any nature or in any amount (other than Current Liabilities as aforesaid) not fully reflected or reserved against in the Balance Sheet.

          13.  Absence of Certain Changes and Events.  Since the Balance Sheet
               -------------------------------------
Date, there has occurred no material adverse change in the condition (financial or otherwise), assets, liabilities, properties, operations or prospects of the Business, and, except as disclosed in the Disclosure Schedule, the Company has not:

               a. sold, assigned, or transferred any of its assets or properties, except in the ordinary course of business consistent with past practice;

               b. suffered any damage, destruction or loss, whether or not covered by insurance, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of delivery of supplies or utility services required to conduct the Business, or suffered any change in its financial condition or in the nature of its business or operations which has had or might have an adverse effect on the operations, assets, properties or prospects of the Business;

               c. increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its shareholders, directors, officers or employees, or made any increase in, or any additions to, other benefits to which any of its shareholders, directors, officers or employees may be entitled other than salary increases to non-management level employees made in the ordinary course of business;

               d. changed any of the accounting principles followed by it or the methods of applying such principles;

               e. entered into any transaction other than in the ordinary course of business consistent with past practice;

               f. accelerated the collection of tuition or registration fees or otherwise collected such fees in a manner not consistent with the Company's normal business practice;

               g. issued any capital stock or other securities of the Company, or repurchased or redeemed any such shares of capital stock or other securities; or

               h. declared or paid any dividend or other distribution or payment in respect of the shares of capital stock of the Company.

          14.  Title to and Condition of Assets, Properties, etc.  Except as set
               -------------------------------------------------
forth on the Balance Sheet or the Disclosure Schedule:

     a. the Company has good title to all of its tangible and intangible properties and assets (including those reflected on said Balance Sheet, except to the extent the same have since been sold or otherwise disposed of in the ordinary course of business consistent with past practice), free and clear of all liens, charges, claims or encumbrances of any nature, imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or otherwise interfere with the use of any such property or asset; and

     b. to the best knowledge of the Company and Sellers, all tangible properties and assets owned or leased by the Company are in good condition, ordinary wear and tear excepted, and are of a condition, nature and quantity sufficient for the conduct of the business of the Company as it has been conducted during the past two years and as it is proposed to be conducted.

          15.  List of Properties, Contracts, etc.  The Disclosure Schedule
               ----------------------------------
lists or adequately summarizes the following:

                    a. all vehicles and items of machinery, equipment and other tangible assets (other than real property) owned by the Company with a fair market or book value in excess of $1,000 in respect of any item and the location thereof;

                    b. all machinery, vehicles and equipment under lease to the Company with a fair market or book value in excess of $1,000 in respect of any item, together with the identity of the lessor, the annual rental and unexpired lease term;

                    c. any real property (including the Real Properties) owned by or under lease to or by the Company, together with the location thereof, the identity of the lessor or lessee, the annual rental and unexpired lease term;

                    d. all contracts, subcontracts, commitments, purchase orders, agreements or arrangements with any person or entity, including customers and suppliers, whether written or oral, material in amount or significance, not specifically required to be listed in another paragraph of this Section, to which the Company is a party or is bound;

                    e. a summary of each policy and binder of insurance, owned by or maintained for the benefit of the Company, relating to the operation of the Business; and

                    f. each insurance claim made or loss incurred in the preceding five years pursuant to any workers' compensation, liability or other insurance policy.

Sellers have furnished and will furnish or make available to Buyer on or before the Closing Date true, correct and complete copies of each agreement, plan and other document required to be disclosed on the Disclosure Schedule pursuant to this Section.

          16.  Contract Validity, Defaults, Notice/Consent.  Except as described
               -------------------------------------------
on the Disclosure Schedule:

                    a. each contract, agreement and commitment to which the Company is a party or by which the Company or its assets are bound (including without limitation any such identified on the Disclosure Schedule) was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought;

                    b. all parties to the contracts, commitments and agreements listed on the Disclosure Schedule have complied with the provisions thereof, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder; and

                    c. no contract, commitment or agreement listed on the Disclosure Schedule requires notice to or the consent of any party thereto in connection with the consummation of the transactions contemplated hereby.

          17.  Managers.  The Disclosure Schedule sets forth a true, correct and
               --------
complete list of:

                    a. the names of all managers of the Company and all other persons with managerial level responsibilities in the Business; and

                    b. the name and current annual rate of compensation (including bonuses) paid by the Company to each of its partners, managers and employees.

There are no contracts, written or oral, for the employment of any officer or employee of the Company currently in effect.

          18.  Labor Matters.  None of the Company's employees is represented by
               -------------
any union or other collective bargaining repre sentative nor are there currently any attempts by any union or other collective bargaining representative to organize employees and there have been no such attempts within the last one year. Since the Company commenced operations, there has not been, nor was there or, to the knowledge of the Company or any Seller, is there threatened or contemplated, any strike, slowdown, picketing or work stoppage by any employees against the Company, its assets or properties wherever located, any lockout by the Company of any of its employees or any labor trouble or other occurrence, event or condition of a similar character affecting, or which may affect, the operations, assets, properties or prospects of the Company.

          19.  Relationships.  Except as disclosed in the Disclosure Schedule,
               -------------
to the best knowledge of the Company and the Sellers there is no dispute or controversy existing between the Company and any of its clients with respect to any product or service sold or furnished by the Company; and there is no dispute or controversy existing between the Company and any supplier or other contractor with respect to any product or service purchased by the Company from such person.

          20.  Non-Foreign Persons.  No Seller is a foreign person, foreign
               -------------------
partnership, foreign trust or foreign estate as defined in Section 1445(f)(3) of the Internal Revenue Code, as amended (the "Code"), and the payment of the Purchase Price will not be subject to the withholding requirements of Section 1445 of the Code.

          21.  Employee Benefit Plans.  Except as disclosed in the Disclosure
               ----------------------
Schedule, the Company does not maintain, or contribute to, any employee benefit plans. All employee pension benefit plans listed on the Disclosure Schedule are qualified for federal income tax purposes under the Code and are in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and the Company is not subject to any liabilities based on past non-compliance, if any. The Company has made all required contributions under each employee benefit plan listed on the Disclosure Schedule for all periods through the Closing. The Company has never been obligated to contribute to a multiemployer plan. The Company does not maintain any employee benefit plan(s) providing for continued life or health benefits or coverage for any employee (or beneficiary thereof) after the employee's termination of employment, other than as required by Section 601 et seq. of
                                                                 -- ----
ERISA. As used in this Section, the terms "employee benefit plan," "employee pension benefit plan" and multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA. "Company" as used in this Section
5.21 shall include any other entity required to be aggregated with the Company under Section 414(b), 414(c), 414(m), or 414(o) of the Code.

          22.  Environmental Protection.  Except as disclosed in the Disclosure
               ------------------------
Schedule, to the best knowledge of Sellers and the Company:

                    a. The Business is now and always has been in compliance with all federal, state, and local statutes, ordinances, regulations, rules, standards, and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the "Environmental Laws").

                    b. There are no conditions on, about, beneath or arising from the Real Properties which might give rise to liability, result in the imposition of a statutory lien or require any "Response," "Removal" or "Remedial Action," as defined herein, under any of the Environmental Laws. As used in this Agreement, the terms "Response," "Removal" and "Remedial Action" shall be defined with reference to Sections 101(23) -101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. (S)(S) 9601(23) - 9601(25).

                    c. "Hazardous Substances," as defined below, have never been used, handled, generated, processed, treated, stored, transported to or from, released, discharged, or disposed of on, about or beneath the Real Properties. There are no transformers or other equipment containing or contaminated with polychlorinated biphenyls ("PCBs") or any aboveground or underground storage tanks on the Real Properties. There is no asbestos or asbestos containing material on the Real Properties. As used in this Agreement, the term "Hazardous Substance" shall mean a hazardous substance, material or waste including, without limitation, any substance which is or contains: (i) petroleum, asbestos or PCBs; (ii) defined, designated or listed as a "Hazar dous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C.
(S)(S) 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. (S) 9601 or similar provision of applicable state law; (iii) listed in the United States Department of Transportation Hazardous Material Table, 49 C.F.R. (S) 172.101; or (iv) defined, designated or listed as a "Hazardous Waste" under Section 1004(3) of the Resource and Conservation and Recovery Act, 42 U.S.C. 9603(5) or similar provision of applicable state law.

                    d. The Company has not received notice or actual or constructive knowledge of: (i) any claim, demand, investigation, enforcement, Response, Removal, Remedial Action or other governmental or regulatory action instituted or threatened against the Company or the Real Properties pursuant to any of the Environmental Laws; (ii) any claim, demand, suit or action made or threatened by any person against the Company or the Real Properties relating to any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Real Properties or any alleged violation of the Environmental Laws; and (iii) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Real Properties, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule. If discovered prior to Closing, the Company and Sellers shall immediately advise Buyer of any of the claims or communications listed in clauses (i)-(iii) above and also shall immediately advise Buyer of the discovery of any Hazardous Substances on, about, beneath, or arising from the Real Properties or the discovery of any condition on, about, beneath, or arising from the Real Properties which might give rise to liability, the imposition of a statutory lien or require Response, Removal or Remedial Action under any of the Environmental Laws.

          23.  Child Abuse.  Since the Company commenced operation of the
               -----------
Business, there has not been, nor to the knowledge of any Seller or the Company has there been threatened or contemplated, any event, allegation, report or publicity, or any charge, suit, action or other proceeding, regarding any acts of alleged child abuse or sexual abuse, of any nature whatsoever, involving either the Company or the Business or any of its present or former officers, directors, employees or agents.

          24.  Taxes.  Except as set forth in the Disclosure Schedule:
               -----

                    a. all federal, state, local and foreign tax returns and tax reports (or extensions relating thereto) required to be filed by the Company have been filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports were true and correct when filed;

                    b. all federal, state, local and foreign income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, value added and other taxes (including deferred taxes), including interest, additions to tax and penalties (collectively, "Taxes) due from or properly accruable (under generally accepted accounting principles) by the Company with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or adequately provided for on the Balance Sheet or on the books and records of the Company;

                    c. there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to any asset of the Company;

                    d. no issues have been raised with any representative or employee of the Company (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to in paragraph (a) above; and

                    e. no waivers of statutes of limitation have been given or requested with respect to any tax returns and reports referred to paragraph (a) above or with respect to any Taxes. The Disclosure Schedule lists all federal, state, local and foreign income and franchise tax returns of the Company which have been examined or which are currently under examination by the Internal Revenue Service or by other appropriate taxing authorities, or with respect to which the applicable statute of limitations (including all extensions and tolling periods) has not yet run and, except as and to the extent set forth in such Disclosure Schedule or provided for on the financial statements or on the books and records of the Company, any and all deficiencies assessed or assessments made as a result of such examinations have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against the Company. The Company has not made an election under Section 341(f) of the Code, nor has the Company, at any time during the past five years, been an electing corporation under Subchapter S of Chapter One of the Code. The Company uses the accrual method of accounting for federal income tax purposes. The Company has not agreed to nor is it required to may any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Disclosure Schedule lists all elections by or with respect to the Company for federal income tax purposes that are currently applicable.

          25.  Books and Records.
               -----------------

                    a. The copies of the certificate of incorporation of the Company, as certified by the Secretary of State of its jurisdiction of incorporation, and of its bylaws, as certified by its secretary, which have been delivered to Buyer are true, complete and correct and are in full force and effect as of the date hereof.

                    b. The stock records of the Company fairly and accurately reflect the record ownership of all of its outstanding shares of capital stock. The minute books of the Company contain complete and accurate records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and each committee of the board of directors of the Company and no meetings of such shareholders or of such board of directors or committee have been held for which minutes have not been prepared and included in such minute books. The other books and records of the Company, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices. Complete and accurate copies, as of the date hereof, of all such minute books and stock records have been made available to Buyer.

          26.  No Unusual Arrangements with Employees or Customers.  Except as
               ---------------------------------------------------
disclosed on the Disclosure Schedule, the Company has no unusual or cash payment arrangements with any of the Company's employees. All employees are paid through the Company's payroll system and receive only the payments disclosed by such system. Except as indicated on the Disclosure Schedule, the Company has no arrangements or obligations with any of its customers or children whereby the Company offers pickup, delivery, care or custody services except at the location of the Company's existing schools.

          27.  Disclosure.  No representation or warranty by the Company or
               ----------
Sellers in this Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the Disclosure Schedule attached hereto and excluding economic, business and regulatory factors affecting the education industry generally and such facts as are public knowledge, there is no fact which the Company and Sellers have not disclosed to Buyer in writing which materially adversely affects nor, so far as the Company and Sellers can now foresee, may materially adversely affect the business, operations, prospects, properties, assets, profits or condition (financial or otherwise) of the Business.


          SECTION F.  REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers as follows:

          1.   Organization and Standing.  Buyer is a corporation validly
               -------------------------
existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own and lease the properties now owned or leased by it and to conduct the business presently being conducted by it.

          2.   Power and Authority.  Buyer has the corporate power and authority
               -------------------
to execute, deliver and perform this Agreement, and to execute, deliver and perform the other documents and instruments required to be delivered by Buyer to Sellers at Closing (collectively, the "Buyer's Transaction Documents").

          3.   Binding Agreement.  Upon approval by Buyer's board of directors,
               -----------------
this Agreement will have been duly authorized, executed and delivered by Buyer. Upon approval by Buyer's board of directors, this Agreement will be, and when executed and delivered by Buyer at the Closing each of Buyer's Transaction Documents will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

          4.   Absence of Conflicting Agreements.  Neither the execution or
               ---------------------------------
delivery by Buyer of this Agreement or any of Buyer's Transaction Documents, nor the performance by Buyer of the transactions contemplated hereby and thereby, conflicts with or constitutes a breach of or a default under (i) the Certificate of Incorporation or By-Laws of Buyer, (ii) any Law, or (iii) any applicable agreement, indenture, contract or instrument to which Buyer is a party or by which it is bound.

          5.   Consents.  Except for the approvals of Buyer's board of directors
               --------
and Buyer's lenders and any required filings under applicable Federal and state securities laws, no license, consent or approval of any person (other than licenses, approvals or consents of governmental agencies required in order for Buyer to operate the Business after the Closing Date) is required in connection with the execution and delivery by Buyer of this Agreement or any of Buyer's Transaction Documents or for the consummation by Buyer of the transactions contemplated hereby or thereby.

          6.   Litigation.  There is no pending or, to the knowledge of Buyer,
               ----------
threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation, questioning the validity of this Agreement or the transactions contemplated hereby.

          7.   Capitalization.  The authorized capital stock of Buyer consists
               --------------
of 60,000,000 shares, including 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. The Nobel Shares to be issued and delivered at Closing pursuant to this Agreement will, upon consummation of the Closing, be duly authorized, validly issued, fully paid and nonassessable by Buyer.

          8.   SEC Filings.  Buyer previously has delivered to Sellers' Agent
               -----------
copies of Buyer's Proxy Statement dated May 16, 1994, its Current Report on Form 8-K dated February 1, 1995, its Annual Report on Form 10-K for 1994 containing audited financial statements for 1994, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and its 1994 Annual Report, filed by Buyer with the Securities and Exchange Commission (the "SEC"). The audited consolidated financial statements and unaudited interim financial statements of Buyer included in such reports have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and fairly present the financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the results of their operations and changes in cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.


          SECTION G.  INFORMATION AND RECORDS CONCERNING BUSINESS

          1.   Access to Information and Records Before Closing.
               ------------------------------------------------

               a. Buyer and its authorized representatives may, prior to the Closing Date, make, or cause to be made, such reasonable investigation and physical inspections of the Business and its financial and legal condition as Buyer deems necessary or advisable. The Company and Sellers shall permit Buyer and its authorized representatives (including legal counsel and independent accountants) upon reasonable notice to have full access to the properties, plans, assets, personnel (including the Company's accountants) and relevant books and records of the Business, at reasonable business hours, and the Company and Sellers will furnish Buyer with such financial and operating data and other information and copies of documents with respect to the products, services, operations and properties of the Business as Buyer shall from time to time reasonably request. The Company and Sellers shall cooperate with Buyer in approaching customers of the Company and other third parties designated by Buyer.

               b. In the event of the termination of this Agreement prior to Closing, Buyer will deliver to the Company all documents, work papers and other materials obtained from the Company and Sellers and copies thereof relating to the Company or the transactions contemplated hereby, whether so obtained before or after the execution hereof, and Buyer will use its best efforts to keep confidential all such information, except that such restriction shall not apply to any information (1) which is in or comes into the public domain other than through Buyer, (2) which was in the possession of Buyer before the commencement of negotiations contemplated hereby, or (3) which at any time lawfully comes into the possession of Buyer from third parties who have a right to disclose such information otherwise than in connection with this Agreement.

          2.   Due Diligence Investigation.  As an inducement to Buyer to expend
               ---------------------------
substantial sums in the performance of its due diligence investigation, Sellers agree that Buyer may terminate this Agreement at any time prior to the Closing Date, upon written notice to Sellers, if Buyer, in good faith but in its sole discretion, determines that the financial and legal condition or the condition of the assets, properties and business of the Company or its prospects, are unsatisfactory.

          SECTION H.  OBLIGATIONS OF THE PARTIES UNTIL THE CLOSING DATE

          1.   Conduct of Business Pending Closing.  Between the date of this
               -----------------------------------
Agreement and the Closing Date, the Company will conduct the Business solely in the ordinary course of business consistent with past practice, maintain inventory and supplies at normal levels by replenishing them as they are consumed, maintain the Company's existence as a corporation and collect tuition and registration fees only in accordance with the Company's normal past practice.

          2.   Negative Covenants of the Company.  Without the prior written
               ---------------------------------
approval of Buyer, the Company shall not, between the date hereof and the Closing Date, cause or permit to occur any of the events or occurrences described in Section 5.13 (Absence of Certain Changes) other than events described in Section 5.13(b), as to which events the Company shall use its best efforts to prevent their occurrence; provided, however, that Buyer agrees that
                                     --------  -------
on or before the Closing Date the Company may:

                    a. assign to Richard V. McCool the life insurance policy held by the Company on his life;

                    b. purchase the interest of Valschool, Inc. in the VB Joint Venture for a price equal to $160,000 on such terms as are reasonably satisfactory to Buyer;

                    c. sell to MTP Joint Venture the Company's interest in the MTP Joint Venture for a price equal to $15,500 on such terms as are reasonably satisfactory to Buyer;

                    d. continue, at its expense, its efforts to obtain all requisite approvals and permits to allow the expansion of the Company's facilities for its North Raleigh Country Day School located in North Raleigh, North Carolina; and

                    e. increase the salaries or other compensation of the Company's employees on such terms as are reasonably satisfactory to Buyer.

          3.   Affirmative Covenants.  Between the date hereof and the Closing
               ---------------------
Date, the Company will:

               a. maintain the assets of the Business, whether owned or leased, in the same repair, order and condition that they were in at the execution of this Agreement, ordinary wear and tear excepted;

               b.   maintain in full force and effect all Permits;

               c. maintain in full force and effect the insurance policies and binders currently in effect relating to the Business and the Company's assets;

               d. use its best efforts to preserve intact the Company's present business organization, keep available the services of its present employees and agents (but this shall not require that the Company make any salary increases between the date hereof and the Closing Date), and maintain its relations and goodwill with its suppliers, clients, distributors, and any others having business relations with the Company;

               e. maintain all of the books and records of the Company in accordance with its past practices;

               f. comply with all provisions of all contracts, agreements and other documents to which the Company is a party and with the provisions of all Laws;

               g. promptly advise Buyer in writing of the threat or commencement against any Seller or the Company of any dispute, claim, action, suit or proceeding, arbitration or investigation or the occurrence of any development (exclusive of general economic factors affecting the Business in general) of a nature that is or may be adverse to the operations, properties, assets or prospects of the Business; and

               h. obtain the agreement of Lois Valentine to remain the headmistress of Virginia Beach Country Day School at her current compensation level for up to 90 days after the date of this Agreement (but not later than August 31, 1995), or such shorter period as Buyer may determine.

          4.   Pursuit of Consents.  Prior to the Closing Date, Sellers and the
               -------------------
Company shall, at their expense, use their best efforts to obtain the consent or approval of persons which are necessary for the consummation of the transactions contemplated hereby. This Section 8.4 shall not require Sellers or the Company to pay money to any person in exchange for their consent other than reimbursements for reasonable legal fees of such party in processing such consent. Buyer shall cooperate with Sellers and the Company in obtaining such consents and approvals.


          SECTION I.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

          Unless waived by Buyer, the obligation of Buyer to consummate the purchase of the Educo Shares is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

          1.   Deliveries at Closing.  Sellers shall have delivered, or caused
               ---------------------
to be delivered, to Buyer all items required pursuant to Section 4.1 hereof.

          2.   Representations and Warranties.  The representa tions and
               ------------------------------
warranties of the Company and Sellers contained in this Agreement or any schedule, list, certificate or document de livered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time (except that the actions described under Sections 8.2(a), (b), (c), (d) and (e) shall be permitted), and Sellers shall have delivered to Buyer a certificate to that effect.

          3.   Performance of Covenants.  Sellers and the Company shall have
               ------------------------
performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by Sellers prior to or at the Closing, and Sellers shall have delivered to Buyer a certificate to that effect.

          4.   Legal Matters.  No suit, action, investigation, or legal or
               -------------
administrative proceeding shall have been brought or shall have been threatened by any person (other than Buyer or an affiliate thereof) which questions the validity or legality of the transactions contemplated hereby.

          5.   No Material Adverse Change.  Neither the assets, operations or
               --------------------------
prospects of the Business shall be materially adversely affected in any way as a result of disaster, accident, labor dispute, shortage, cessation or interruption of inventory shipments, supplies or utility services, flood, fire or other casualty, drought, embargo, civil disturbance, riot, uprising, activity of armed forces or act of God or public enemy.

          6.   Governmental Approvals.  All approvals, consents, permits,
               ----------------------
licenses or qualifications from any governmental body or agency having jurisdiction required for the transfer of the Educo Shares to Buyer, and for Buyer's ownership and operation of the Business, shall have been obtained and shall be effective and no such approval, consent, permit, license or qualification shall impose any condition or provision or requirement on Buyer which was not imposed on the Company by such body or agency.

          7.   Other Approvals.  The consent or approval of all persons (other
               ---------------
than governmental agencies) necessary for the transfer of the Educo Shares to Buyer, and Buyer's ownership and operation of the Business, including the consents noted in Sections 5.5, 5.16(c) and 6.5, shall have been granted, and no such consent or approval (1) shall have been conditioned upon the modification, cancellation or termination at Closing of any lease, contract, commitment, agreement, franchise, license, easement, right or other authorization or (2) shall impose on Buyer any condition or provision or requirement not imposed on the Company or, if imposed on the Company, that is more restrictive on Buyer than on the Company.

          8.   Accounting Matters.  Buyer shall have received the financial
               ------------------
statements of the Company at and for the fiscal year ended August 31, 1994, as audited by Coopers & Lybrand L.L.P. and accompanied by an "unqualified opinion" of Coopers & Lybrand L.L.P. thereon. Buyer shall pay the fees of Coopers & Lybrand L.L.P. in connection with such audit.

     SECTION J.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

          Unless waived by the Sellers, the obligation of the Sellers to consummate the sale of the Educo Shares is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          1.   Deliveries at Closing.  Buyer shall have delivered, or caused to
               ---------------------
be delivered, to Sellers all items required pursuant to Section 4.2 hereof.

          2.   Representations and Warranties.  The representa tions and
               ------------------------------
warranties of Buyer in this Agreement or on any schedule, list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, and Buyer shall have delivered to Sellers a certificate to that effect signed by an authorized officer of Buyer.

          3.   Performance of Covenants.  Buyer shall have performed or complied
               ------------------------
in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing and shall have obtained the approval of Buyer's board of directors on or before July 1, 1995, and Buyer shall have delivered to Sellers a certificate to that effect signed by an authorized officer of Buyer.

          4.   Legal Matters.  No suit, action, investigation or legal or
               -------------
administrative proceeding shall have been brought or shall have been threatened by any person (other than Sellers or an affiliate thereof) which questions the validity or legality of the transactions contemplated hereby.

         SECTION K.  OBLIGATIONS OF PARTIES AFTER CLOSING

          1.   Remittance of Payments.  From and after the Closing, Sellers
               ----------------------
shall immediately remit to the Company, in the form received, any payments which they or any affiliate may receive (such as payments of tuition or other fees) which properly belong to the Company.

          2.   Covenant Not-to-Compete.
               -----------------------

               a. Except as otherwise permitted in this Section 11.2(a), for a period of five (5) years from and after the Closing Date, no Seller shall directly or indirectly operate, manage, own, control, provide consulting services to, or in any way be connected with or be concerned with or be interested in any school, pre-school or child care business of any type which is now or hereafter located within the states of California, Delaware, Illinois, Maryland, New Jersey, North Carolina, Pennsylvania, South Carolina or Virginia;

provided however, that nothing contained in this Section 11.2(a) shall prohibit
----------------
Sellers from owning in the aggregate less than 5% of the publicly traded stock of any company. Notwithstanding the foregoing, no Seller shall be prohibited from acting as owner, manager, partner, consultant or otherwise in the purchase, development and leasing or sale of physical facilities which are to be used for any school, pre-school or child care business; provided however, that this
                                               -------- -------
exception is provided on the condition that Buyer shall have a right of first refusal with respect to any lease of any such facility. In addition, nothing contained in this Section 11.2(a) shall prohibit Richard V. McCool from assisting Lois Valentine and/or her corporation in the selection of a site and establishment of a new private school in Chesapeake, Virginia.

               b. From and after the Closing Date, no Seller shall disclose directly or indirectly to any person outside of the employ of Buyer, without the express authorization of Buyer, any customer lists, pricing strategies, customer and employee files and records, any proprietary data or trade secrets of the Company, or any financial or other information about the Company not in the public domain.

               c. For a period of five (5) years from and after the Closing Date, no Seller shall intentionally engage or participate in any effort or act to induce any of the customers, suppliers, associates, employees or independent contractors of Buyer or the Company to take any action or to refrain from taking any such action or inaction which might be disadvantageous to Buyer or the Company, including, but not limited to, the solicitation of Buyer's or the Company's customers, suppliers, associates, employees or independent contractors to cease doing business, or their association or employment, with Buyer or the Company.

               d. Each Seller expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 11.2, and that Buyer, in addition to all other remedies under this Agreement, shall be entitled as a matter or right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction.

          3.   Employees of the Company.  Buyer agrees that the Company's
               ------------------------
teachers and other key personnel (School Directors, Ann Woodall and Ann Pierce) shall continue as employees of the Company during the 1995-1996 school year, at such compensation levels as are currently in effect or as may be agreed to in writing by Buyer, provided that any employee of the Company may be terminated by
                  --------
the Company at any time.

          4.   Millbrook Facility.  The parties acknowledge and agree that the
               ------------------
Company and the owner of the facility leased by the Company for the Company's operation of the Millbrook Country Day School located in Raleigh, North Carolina are currently negotiating the proposed renovation of that facility or the construction of a new facility on the existing site. The parties also acknowledge and agree that a third party may construct a new facility on a different site in close proximity to the present site. Sellers covenant and agree that on or before August 15, 1996, either the renovation of the facility or the construction of a new facility (at the present site or at another site in close proximity to the present site) will be completed (such completion to be evidenced by the delivery to the Company and Buyer of a certificate of occupancy or other similar instrument), in each case to the satisfaction of the Company and Buyer. If the foregoing covenant is not satisfied by August 15, 1996, the Sellers will forfeit the 93,750 Nobel Shares held in escrow pursuant to Section
12.5 hereof. Buyer agrees to negotiate in good faith with the owner of such facility the terms and conditions of the lease of such facility prior to the construction of the facility. The terms and provisions of the lease on the new facility shall be essentially as set forth in the lease provided for the North Raleigh school site, in the form attached as Exhibit 4.1(h), with the exception
                                             --------------
of the commencement date, termination date, property description, and lease rental rate. The lease rate on the facility shall be such that after taking into account the total costs of construction and ground acquisition, the annual rental rate shall be equal to the greater of (A) the annual debt service (principal and interest) on the project based upon a 20-year amortization schedule, provided that the annual interest rate shall not exceed thirteen percent (13%), or (B) sixteen percent (16%) of total tuition and registration fees actually received from the facility. If the new facility is built on the current location, the rental rate on the facility shall be the greater of (A) the annual debt service (principal and interest) on the costs of construction (excluding land) based upon a 20-year amortization schedule, provided that the annual interest rate shall not exceed thirteen percent (13%), plus $36,000 per year representing the land value or (B) sixteen percent (16%) of the total tuition and registration fees actually received from the facility.

          5.   Guaranteed Value of Nobel Shares.  In the event that during the
               --------------------------------
Effectiveness Period (as defined in Section 13.2(a) hereof) a Seller sells any Nobel Shares in bona fide Brokers' Transactions (as defined in Section 13.2(i)(8) hereof) at a price less than $1.60 per share (such price, as appropriately adjusted for any stock dividends, stock splits or similar events, shall be hereinafter referred to as the "Guaranteed Value Per Share"), then Buyer shall pay to such Seller the difference between the Guaranteed Value Per Share and the actual sales price (excluding commissions, fees and other charges related to such sale) for the Nobel Shares actually sold by such Seller;

provided that the Sellers shall not sell in the aggregate more than 70,000 Nobel
--------
Shares during any 30-day period during the Effectiveness Period. Amounts payable by Buyer pursuant to this Section 11.5 shall be made by certified check within 30 days of Buyer's receipt of the written confirmation statement from the selling broker.

                          SECTION L.  INDEMNIFICATION

          1.   Indemnification by Sellers.  Sellers shall, jointly and
               --------------------------
severally, indemnify and hold Buyer and its officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorneys fees and disbursements (collectively, "Damages"), which Buyer or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of representations or warranties of the Company or any Seller made in or pursuant to this Agreement or any Sellers' Transaction Document; (b) any breach or non-fulfillment of any covenant or obligation of the Company or any Seller contained in this Agreement or any Sellers' Transaction Document; (c) any matters required to be disclosed on the Disclosure Schedule pursuant to Section 5.11 but not disclosed; (d) all liabilities of the Company for or with respect to any Taxes for which consolidated or combined returns are filed (whether or not reserved against or contested) for taxable periods up to and including the Closing Date;
(e) all liabilities and obligations (whether known or unknown, disclosed or undisclosed, and whether absolute, accrued, contingent or otherwise) of the Company existing on the Closing Date, except for Current Liabilities, liabilities and obligations of the Company reflected on the Balance Sheet and liabilities and obligations of the Company disclosed on the Disclosure Schedule which expressly relate to Sections 5.7, 5.9, 5.13(c), 5.14(a),

5.15(a), 5.15(c), 5.17 and 5.26 hereof; and (f) the presence, use, handling, generation, processing, treatment, storage, transportation, release, discharge or disposal of any Hazardous Substances on, about, or beneath any of the Real Properties by any person on or prior to the Closing Date, regardless of whether the related claim is asserted prior to, on or after the Closing Date.

          2.   Indemnification by Buyer.  Buyer shall indemnify and hold Sellers
               ------------------------
harmless against and in respect of any and all Damages which Sellers may suffer, incur or become subject to arising out of, based upon or otherwise in respect of : (a) any inaccuracy in or breach of any representation or warranty of Buyer made in or pursuant to this Agreement or any Buyer's Transaction Document; (b) any breach or nonfulfillment of any covenant or obligation of Buyer contained in this Agreement or any Buyer's Transaction Document; and (c) the operation of the Company after the Closing Date.

          3.   Notice; Control of Defense.  Any party (for this purpose the
               --------------------------
Sellers jointly and severally being one party and Buyer being the other party) seeking indemnification hereunder (an "Indemnified Party") shall promptly notify in writing the other party from whom such indemnification is sought (an "Indemnifying Party") of the assertion of any claim or the discovery of any fact upon which the Indemnified Party intends to base a claim for indemnification hereunder. With respect to any claim made by a third party against which an Indemnified Party is seeking indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume thereof from the Indemnified Party, and the Indemnified Party shall fully cooperate with the Indemnifying Party subject to reimbursement for actual out-of-pocket expenses incurred as the result of such request by the Indemnifying Party. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim after receipt of notice thereof from the Indemnified Party, the Indemnifying Party, in the absence of gross negligence or willful misconduct on the part of the Indemnified Party, shall be bound by the results obtained by the Indemnified Party with respect to such claim.

          4.   Limitations.
               -----------

               a. All claims for breach of any representation or warranty made by any party must be asserted prior to the second anniversary of the Closing Date, and no party shall be entitled to indemnity hereunder or other relief at law or in equity for any such claims asserted after that date; provided,
                                                               --------
however, that in the case of income and other tax claims and environmental
-------
claims, claims may be made within the period of the applicable statute of limitations provided that neither party takes, nor permits to be taken, any action to extend such period of limitations without the other's written consent in advance. This Section 12.4 shall not impose any time limitation on the assertion of claims for indemnification under Section 12.1(b),
(c) or (e) or Section 12.2(b) or (c).

               b.   With respect to any claim for indemnification under this
Section 12 arising out of, based upon or otherwise in respect of any inaccuracy in or breach of representations or warranties, the Indemnified Party shall not be entitled to indemnification hereunder unless and until the aggregate of all valid claims of the Indemnified Party for such indemnification exceeds the sum of $25,000 (the "Threshold"), provided that once the Threshold has been exceeded, the Indemnified Party shall be entitled to recover the full amount of its valid claims hereunder, not just the amount in excess of the Threshold.

               c. The liability of each Seller hereunder shall not exceed the Purchase Price (including the Nobel Shares) paid to such Seller by Buyer for such Seller's Educo Shares.

          5.   Escrow.
               -------

                    a. At Closing, Sellers will deliver to Buyer as escrow agent (the "Escrow Agent") certificates representing 93,750 Nobel Shares duly endorsed in blank by Sellers (such shares, the "Withheld Shares"). The Withheld Shares shall be held by Escrow Agent in escrow, and Buyer is hereby granted a security interest in such shares, as security for Sellers' timely performance of
(i) Sellers' obligations under Section 2.3 hereof ("Obligations"), (ii) the covenant set forth in Section 11.4 hereof or (iii) Sellers' obligation to indemnify Buyer under this Section 12 against any Damages that Buyer may suffer, incur or become subject to. If it is finally determined (either by agreement of the parties, by judgment of a court of competent jurisdiction or by award of an arbitrator) that an amount is owed to Buyer in respect of any matters described in the immediately preceding sentence, Buyer shall have the right to have transferred into its name that number of Withheld Shares as is equal to the quotient obtained by dividing (a)(i)the dollar amount of such Damages or Obligations, as the case may be, or (ii) $150,000 in the event of the breach of the covenant set forth in Section 11.4 hereof by (b) the Guaranteed Value Per Share (as defined in Section 11.5 hereof). The Escrow Agent shall notify Sellers promptly of the transfer to Buyer of any Withheld Shares.

                    b. Any Withheld Shares not transferred to Buyer hereunder shall be delivered by the Escrow Agent to Sellers' Escrow Agent if the covenant set forth in Section 11.4 is satisfied in accordance with its terms, provided
                                                                     --------
that if on or before the satisfaction of the covenant set forth in Section 11.4 the Buyer has given written notice to Sellers of any claim or claims by Buyer hereunder, the Escrow Agent shall continue to withhold such number of the Withheld Shares as is equal to the estimated total dollar amount of such claim or claims, calculated as specified in subsection (a), until there has been a final determination as to the claim.

                    c. Sellers shall not transfer or convert any of the Withheld Shares, or any interest therein, or make any other pledge of the Withheld Shares, so long as the Withheld Shares are held in escrow hereunder.

                    d. Unless and until Withheld Shares become the property of Buyer as above provided, any cash dividend thereon shall be delivered, as paid, to the Seller owning such Shares. In the case of any stock dividend, stock split or similar event, the additional shares shall be added to the Withheld Shares, and an appropriate adjustment shall be made in the Guaranteed Value Per Share. Except as provided in this Section 12.5, all other rights incident to the Withheld Shares, including voting rights, shall be in Sellers.

          6.   Remedies Not Exclusive.  The indemnification obligations
               ----------------------
contained in this Section 12 are not intended to waive or preclude any other claims, rights or remedies which may exist at law (whether statutory or otherwise) or in equity with respect to the matters covered hereby, except that the Withheld Shares shall be Buyer's sole remedy against Sellers in the event of the breach of the covenant set forth in Section 11.4 hereof.


                        SECTION M.  SECURITIES MATTERS

          1.   Investment Representations and Covenants of Sellers.
               ---------------------------------------------------

                    a. Sellers understand that the issuance of the Nobel Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), on the grounds that the issuance of the Nobel Shares is exempt from registration pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act ("Regulation D"), and that the reliance of Buyer on such exemptions is predicated in part on the Sellers' representations, warranties, covenants and acknowledgements set forth in this Section.

                    b. Sellers hereby represent and warrant to Buyer that they are Accredited Investors, as that term is defined in Regulation D, and that the Nobel Shares will be acquired by them for their own account, not as a nominee or agent, for investment and without a view to resale or other distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and Sellers will not distribute any of the Nobel Shares in violation of the 1933 Act.

                    c. Sellers: (i) acknowledge that the Nobel Shares are not registered under the 1933 Act and must be held indefinitely by Seller unless the Nobel Shares are subsequently registered under the 1933 Act (in accordance with the provisions of Section 13.2 hereof or otherwise) or an exemption from registration is available, (ii) are aware that any routine sales of the Nobel Shares made under Rule 144 of the SEC under the 1933 Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, registration or compliance with some other registration exemption will be required, (iii) are aware that Rule 144 is not presently, and for a period of at least two years following the Closing Date hereof probably will not be, available for use by Sellers for resale of the Nobel Shares, and (iv) are aware that Buyer is not obligated to register any sale, transfer or other disposition of the Nobel Shares except in accordance with the provisions of Section 13.2 hereof.

                    d. Sellers represent and warrant to Buyer that Sellers have such knowledge and experience in financial and business matters that they are fully capable of evaluating the risks and merits of Sellers' investment in the Nobel Shares.

                    e. Sellers acknowledge receipt of the SEC filings and materials referred to in Section 6.8 hereof and confirm and acknowledge that:
(i) Buyer has afforded Sellers the opportunity to ask questions of and receive answers from Sellers' officers and various directors concerning the terms and conditions of this Agreement and Sellers' investment in the Nobel Shares and to obtain such additional information as the Sellers have requested, and (ii) Sellers have availed themselves of such opportunity to the extent they deem necessary and have received the information requested.

                    f. In order to ensure compliance with the provisions of subsection (b) hereof, each Seller covenants and agrees that, after the Closing, he or she, as the case may be, will not sell, transfer or otherwise dispose of any of the Nobel Shares or any interest therein (unless such sale, transfer or disposition has been registered under the 1933 Act in accordance with the provisions of Section 13.2 hereof or otherwise) or otherwise without there first having been compliance with either of the following conditions:

                         (1) Buyer shall have received a written opinion of counsel in form and substance reasonably satisfactory to Buyer, or a copy of a "no-action" or interpretive letter of the SEC, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the provisions of the 1933 Act and the rules and regulations promulgated thereunder; or

                         (2) Buyer shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the provisions of the 1933 Act and the rules and regulations promulgated thereunder.

               g. Each Seller also acknowledges and agrees that the certificates representing the Nobel Shares issuable to him or her will contain a restrictive legend noting the restrictions on transfer described in this Section 13 and under federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Buyer's stock transfer agent.

          2.   Registration of Nobel Shares.
               ----------------------------

               a.   Registration Statement.  Within ten (10) business days after
                    ----------------------
the Closing Date, Buyer shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement of Form S-3 (the "Registration Statement") under the 1933 Act to permit the offer and sale of the Nobel Shares (which term, for the purposes of this Section 13.2, shall include any securities into which or for which the Nobel Shares subsequently may be converted or exchanged) by the Sellers from time to time through the facilities of the National Association of Securities Dealers Automated Quotation System at market prices current at the time of sale or in other transactions at negotiated prices; provided, however, that the Sellers agree that they will not sell in the
        -----------------
aggregate more than 70,000 Nobel Shares during any 30-day period during the Effectiveness Period (as hereinafter defined). Buyer shall use reasonable efforts to cause the Registration Statement to be declared effective promptly and, except as set forth below, to remain effective under the 1933 Act for 18 months thereafter, and will prepare and file with the SEC any amendments or post-effective amendments as may be necessary to keep the Registration Statement
effective under the 1933 Act during that period.   Buyer will promptly notify
the Sellers in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing, Buyer shall not be obligated to keep the Registration Statement or any prospectus included therein (the "Prospectus") current during any period (A) of up to 90 days per calendar year if Buyer's chief executive officer advises the Sellers that he has determined in good faith that valid business reasons make doing so inadvisable, provided that the Effectiveness Period shall be extended for such number of days that the Prospectus is not kept current pursuant to this clause

(A), or (B) when financial statements do not satisfy the requirements of the last sentence of paragraph (b) of Rule 3-12 of Regulation S-X (or any successor rule) to the extent, and only to the extent, that the SEC interprets such sentence as being applicable to the continued effectiveness of the Registration Statement, provided Buyer uses reasonable efforts to satisfy such requirements as soon as possible. For purposes of this Agreement, the "Effectiveness Period" shall be the period during which the Prospectus is kept current pursuant to the provisions of this Section 13.2(a).

               b.   Copies of Documents.  During the Effectiveness Period, Buyer
                    -------------------
shall furnish to the Sellers such number of copies of the Registration Statement, the Prospectus (including each preliminary Prospectus) and any amendments and supplements thereto and any documents incorporated by reference in the Registration Statement as the Sellers shall reasonably request.

               c.   Blue Sky Compliance.  Buyer shall use reasonable efforts to
                    -------------------
register or qualify or cooperate with the Sellers in connection with the notification, coordination, registration or qualification (or use reasonable efforts to obtain exemption from such registration or qualification) of the Nobel Shares under the securities or blue sky laws of such jurisdictions in the United States as the Sellers reasonably shall request, up to a maximum of five states, and do any and all other acts and things which may be reasonably necessary to enable the Sellers to consummate the disposition of the Nobel Shares in such jurisdictions during the Effectiveness Period; provided, that in no event shall Buyer be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

               d.   Notification.  During the Effectiveness Period, Buyer shall
                    ------------
notify the Sellers promptly (i) of any request by the SEC for amendments or supplements to the Registration Statement or a Prospectus or for additional information relating thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Buyer of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the Nobel Shares covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the happening of any event which makes any statement made in the Registration Statement or in the Prospectus or any document incorporated therein by reference, or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the Registration Statement or the Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               e.   Supplements and Post-Effective Amendments.  Subject to the
                    -----------------------------------------
provisions of the last sentence of Section 13.2(a) above, during the Effectiveness Period, upon the occurrence of any event contemplated by clause
(i) or (iv) of Section 13.2(d) above, Buyer will prepare a post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Nobel Shares being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               f.   Listing.  Buyer shall use reasonable efforts to cause all of
                    -------
the Nobel Shares covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by Buyer are then listed, provided that the applicable listing requirements are satisfied.

               g.   Correspondence with the SEC.  Buyer shall, upon request from
                    ---------------------------
a Seller, deliver promptly to the Seller copies of all correspondence between the SEC and Buyer, its counsel or auditors, and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement.

               h.   Stock Certificates.  Buyer will cooperate with the Sellers
                    ------------------
to facilitate the timely preparation and delivery of certificates representing Nobel Shares sold under the Registration Statement, which certificates shall not have any restrictive legends.

               i.   Obligations of the Sellers.  Following the filing of the
                    --------------------------
Registration Statement and during any period that the Registration Statement is effective, each Seller shall:

                    (1) not effect any stabilization transactions or engage in any stabilization activity in connection with shares of Common Stock of Buyer in contravention of Rule 10b-7 under the 1933 Exchange Act of 1934, as amended (the "Exchange Act");

                    (2) furnish each broker through whom the Seller offers Nobel Shares such number of copies of the

Prospectus as the broker may require and otherwise comply with the prospectus delivery requirements under the 1933 Act;

                    (3) report to Buyer each month all sales, pledges and other dispositions of Nobel Shares made by the Seller during said month;

                    (4) not, and shall not permit any Affiliated Purchaser (as that term is defined in Rule 10b-6 under the Exchange Act) to, bid for or purchase for any account in which the Seller has a beneficial interest, or attempt to induce any other person to purchase, any shares of stock of Buyer in contravention of Rule 10b-6 under the Exchange Act;

                    (5) not offer or agree to pay, directly or indirectly, to anyone any compensation for soliciting another to purchase, or for purchasing (other than for the Seller's own account), any securities of Buyer on a national securities exchange in contravention of Rule 10b-2 under the Exchange Act;

                    (6) cooperate with Buyer as Buyer fulfills its obligations under Section 13.2(c) above;

                    (7) furnish such information concerning the Seller as Buyer may from time to time request;

                    (8) sell Nobel Shares pursuant to the Registration Statement only in "brokers' transactions" or in transactions directly with a "market maker," as defined in paragraphs (f) and (g) of Rule 144 under the 1933 Act (collectively, "Brokers' Transactions"); and

                    (9) not sell under the Registration Statement during any period after Buyer has provided notice to the Seller pursuant to Section 13.2(d)(iv) above and until Buyer provides to the Seller notice that the Registration Statement no longer fails to state a material fact required to be stated therein, or no longer misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading.

               (j)  Expenses.  Buyer shall bear all expenses incident to Buyer's
                    --------
performance of or compliance with this Section 13.2, including all registration and filing fees and expenses of compliance with securities or blue sky laws, including without limitation reasonable fees and disbursements of counsel in connection with blue sky qualifications, rating agency fees, printing expenses, messenger and delivery expenses, internal expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which such securities are required to be listed (if any), fees and disbursements of counsel for Buyer and its independent certified public accountants (including the expenses of any special audit conducted at Buyer's option or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if Buyer elects to obtain such insurance), and the reasonable fees and expenses of any special experts retained by Buyer. Notwithstanding the foregoing, Buyer shall not be required to bear the expenses of any underwriting discounts or commissions or brokerage commissions attributable to the sale of the Nobel Shares or any out-of-pocket expenses of the Sellers, including travel costs and the costs of any counsel or any other advisers engaged by the Sellers to represent or advise them in connection with the transactions contemplated by this Section 13.2.

          (k)  Indemnification.
               ---------------

               (1)  Indemnity by Buyer.  Buyer shall (i) indemnify and hold
                    ------------------
harmless each Seller (each such person being hereinafter referred to in this Section 13.2(k)(1) as an "Indemnified Party") against any losses, claims, damages, liabilities or expenses ("Losses"), to which each such Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or underlying Prospectus, as amended or supplemented if Buyer has furnished any amendments or supplements thereto, or any document filed under a state securities or blue sky law (each such document individually being referred to as a "Registration Document" and collectively as "Registration Documents") or insofar as any Losses (or actions in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document or underlying Prospectus, as amended or supplemented if Buyer has furnished any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements made therein (in the case of a Prospectus, in the light of the circumstances under which they were made), not misleading, and (ii) reimburse each Indemnified Party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any Loss, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of Buyer; provided, that Buyer shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Buyer by or on behalf of a Seller stating that it is for use in the preparation of the Registration Document; and provided further, that Buyer shall not be liable to a particular Indemnified Party with respect to any such Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any Nobel Shares by such Indemnified Party to the person asserting Loss and to which there was not sent or given, within the time required by the 1933 Act, a copy of such Prospectus as then amended or supplemented, if Buyer has previously furnished copies thereof to such Indemnified Party and such Prospectus as then amended or supplemented has corrected the misstatement or omission at issue.

               (2)  Indemnity by the Sellers.  Each Seller shall (i) indemnify
                    ------------------------
and hold harmless Buyer, any officer, director, employee or agent of Buyer, and each other person, if any, who controls Buyer within the meaning of Section 15 of the 1933 Act (each such person being hereinafter referred to in this Section 13.2(k)(2) as an "Indemnified Party") against any Losses to which each such Indemnified Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, and (ii) reimburse each Indemnified Party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of the Seller; provided, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to Buyer by the Seller specifically stating that it is for use in the preparation thereof.

               (3)  Procedure for Indemnification.  Promptly after receipt by an
                    -----------------------------
Indemnified Party (as defined under Sections 13.2(k)(1) or 13.2(k)(2), as the case may be) of notice of the commencement of any action, the Indemnified Party shall notify the party from whom indemnification is being sought (the "Indemnifying Party") in writing of the commencement thereof, if a claim in respect thereof is to be made against an Indemnifying Party under this Section 13.2(k); provided, that the omission of such notice shall not relieve the Indemnifying Party from liability which it may have to the Indemnified Party under this Section 13.2(k), except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice, and shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this Section 13.2(k). In case any action is brought against the Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party that it so chooses, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the Indemnified Party that the Indemnified Party believes the Indemnifying Party has failed to diligently defend such claim, or (ii) if the Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there are legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then the Indemnified Party shall have the right to assume or continue its own defense as set forth above. In no event, however, shall the Indemnifying Party be responsible for the fees of more than one firm of counsel for all Indemnified Parties.

               (4)  Non-Exclusive Indemnity.  Any indemnity agreements contained
                    ------------------------
in this Section 13.2(k) shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any Indemnified Party.

               (5)  Contribution.  If for any reason the foregoing indemnity is
                    ------------
unavailable, or is insufficient to hold harmless an Indemnified Party, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the Indemnified Party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the Indemnifying Party and the Indemnified Party, but also the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                            SECTION N.  TERMINATION

          1.   Termination.   This Agreement may be terminated at any time prior
               -----------
to the Closing by:

               a. Buyer, if the conditions set forth in Section 9 hereof have not been satisfied by the Closing Date;

               b.   Buyer pursuant to Section 16.5(b) hereof;

               c. Sellers, if the conditions set forth in Section 10 hereof have not been satisfied by the applicable date or the Closing Date; or

               d.   mutual consent of Buyer and the Sellers.

          2.   Effect of Termination.
               ---------------------

               a. If Buyer terminates this Agreement pursuant to Section 16.5, or if a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other, provided, however, that: (i) if such termination is by Sellers pursuant to Section 14.1(c) as a result of a breach by Buyer of any of its representations, warranties or covenants in this Agreement, or if such termination is by Buyer pursuant to Section 7.2 (other than as a result of a breach by the Company or Sellers of any of their representations, warranties or covenants in this Agreement), the Deposit Money, together with all interest thereon, shall be paid to and retained by the Sellers as liquidated damages and the Buyer shall have no further liability to the Sellers by reason of such breach (retention of the Deposit Money with interest being Sellers' exclusive remedy for Buyer's breach of this Agreement); and (ii) if such termination is by Buyer pursuant to Section 14.1(a) as a result of a breach by the Company or Sellers of any of their representations, warranties or covenants in this Agreement, Buyer shall be entitled to recover its damages and to the return of the Deposit Money and all interest thereon. In all other cases where this Agreement is terminated and the Deposit Money is not required to be paid to Sellers, the Deposit Money, together with all interest thereon, shall be returned to Buyer.

               b. Nothing in this Section 14 shall affect either party's right to specific performance of the other parties' obligations hereunder.

               c. The provisions of Section 7.1(b) shall survive the termination of this Agreement.


            SECTION O.  REPRESENTATION OF SELLERS BY SELLERS' AGENT

          1.   Appointment of Sellers' Agent.
               -----------------------------

                    a. Each of the Sellers (herein called the "Represented Sellers") hereby irrevocably appoints Richard V. McCool (herein called the "Sellers' Agent") as such Represented Sellers' agent and attorney-in-fact to take any action required or permitted to be taken by such Represented Seller under the terms of this Agreement, including, without limiting the generality of the foregoing, the execution, delivery and receipt of any notices, certificates or other documents (including without limitation the Escrow Agreement) to be executed, delivered or received by or on behalf of any or all of the Represented Sellers, the payment of expenses relating to the transactions contemplated by this Agreement, the preparation of the Closing Statement and the agreement of the Represented Sellers as to Certified Adjusted Net Worth as provided in
Section 2.2 hereof, the representation of the Represented Sellers in the resolution of any disputed matters hereunder or under the Escrow Agreement and in indemnification proceedings hereunder, and the right to waive, modify or amend any of the terms of this Agreement and the Escrow Agreement. Each Represented Seller agrees to be bound by any and all actions taken by the Sellers' Agent on such Represented Seller's behalf. The Represented Sellers agree jointly and severally to indemnify the Sellers' Agent from and against and in respect of any and all liabilities, damages, claims, costs and expenses, including but not limited to attorneys' fees, arising out of or due to any action as the Sellers' Agent and any and all actions, proceedings, demands, assessments or judgments, costs and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agent.

                    b. The Buyer and the Deposit Escrow Agent shall be entitled to rely exclusively upon any communications given by the Sellers' Agent on behalf of any Represented Seller and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications made by the Sellers' Agent. The Buyer and the Deposit Escrow Agent shall be entitled to disregard any notices or communications given or made by Represented Sellers unless given or made through the Sellers' Agent, except as provided in Section 15.2 below.

          2.   Successor Agent.  In the event of the death or resignation of the
               ---------------
Sellers' Agent or his inability to perform his functions hereunder, the Represented Sellers shall promptly appoint a new agent or agents as attorney-in-fact or attorneys-in-fact, and such appointment or appointments shall be deemed to have been made when communicated to the Buyer in writing signed by the former holders (or the personal representatives thereof) of at least 51% of the Educo Shares owned by Represented Sellers immediately prior to the Closing Date. If the Represented Sellers do not within fifteen days appoint a new agent or agents, then the Represented Seller then living who previously owned the greatest number of Educo Shares outstanding immediately prior to the Closing Date shall serve as Sellers' Agent if he or she is able and willing to do so, until a successor agent or agents shall have been appointed in accordance with the provisions hereof.

          3.   Sellers' Actions.  The manner and form by which the Represented
               ----------------
Sellers shall decide upon any new agent and attorney-in-fact shall be decided solely by the former holders (or the personal representatives thereof) of at least 51% of the Educo Shares owned by Represented Sellers outstanding immediately prior to the Closing Date. The Represented Sellers recognize, and hereby acknowledge, that the Sellers' Agent has an interest in the subject matter of this Agreement and that the appointment of such Agent (which shall include any person who becomes the Sellers' Agent pursuant to the provisions of
Section 15.2 above) as the Sellers' Agent constitutes an irrevocable power-of-attorney coupled with an interest.


                           SECTION P.  MISCELLANEOUS

          1.   Survival of Representations and Warranties.  All representations,
               ------------------------------------------
warranties, covenants and agreements made by Buyer and the Sellers (but not the Company) in this Agreement or in any schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing and notwithstanding any investigation conducted before or after the Closing Date or the decision of any party to complete the Closing, each party hereto shall be entitled to rely upon the representations and warranties of the other party.

          2.   Best Efforts.  Sellers and Buyer shall use their respective best
               ------------
efforts with respect to matters within their control to cause the transactions contemplated by this Agreement to be consummated.

          3.   Public Announcements.  Any announcements or sim ilar publicity
               --------------------
with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as Sellers and Buyer shall agree, provided that nothing herein shall prevent either party upon notice to the other from making such public announcements as such party's counsel may consider advisable in order to satisfy that party's legal and contractual obligations in such regard.

          4.   Costs and Expenses.  Any and all costs and expenses (including,
               ------------------
without limitation, all legal, accounting and financial advisory fees) incurred by the Company or Sellers in connection with the negotiations leading up to and performance under this Agreement shall be borne by the Company and shall be paid by the Company on or before the Closing Date, and Sellers promptly shall reimburse the Company for any such expenses paid by the Company after the Closing Date. Subject to the foregoing, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

          5.   Risk of Loss.
               ------------

               a. The Company shall give Buyer prompt written notice of any damage to or destruction of all or any material part of the assets and properties of the Company, or of any notice of condemnation proceedings or other proceedings in the nature of eminent domain affecting all or any material part of the assets and properties of the Company.

               b. In the event of (i) the occurrence of any event described in paragraph (a) above or (ii) the destruction or condemnation before the Closing Date of any portion of the Real Properties such that a school or pre-school, as the case may be, cannot be carried out at such location for a period of more than seven days, Buyer may at its option terminate this Agreement, whereupon the Deposit Money (including all interest thereon) shall be returned to Buyer and this Agreement shall become null and void without any liability of any party to the other.

          6.   Performance.  In the event of a default, either party shall have
               -----------
the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement. Should any party default in performance of any of the terms and conditions of this Agreement or any other agreement referred to herein which results in the filing of a lawsuit for damages, specific performance, or other remedy, the prevailing party in such lawsuit shall be entitled to its reasonable attorney's fees and court costs from the losing party.

          7.   Benefit and Assignment.  This Agreement will be binding upon the
               ----------------------
respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Prior to Closing, none of the parties hereto may assign its interest under this Agreement to any other person without the prior consent of the other parties.

          8.   Schedules and Exhibits.  Any and all schedules (including the
               ----------------------
Disclosure Schedule) and exhibits referenced or incorporated herein are deemed to be a part of this Agreement and are binding and enforceable as to any terms contained therein. The submission of any information on a schedule (including the Disclosure Schedule) or on an exhibit shall constitute a re presentation by the party providing such schedule or exhibit of the truth and correctness of all information set forth therein.

          9.   Effect and Construction of this Agreement.  This Agreement and
               -----------------------------------------
the exhibits and schedules hereto embody the entire Agreement and understanding of the parties and supersede any and all prior agreements arrangements and understandings relating to matters provided for herein. The captions are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

          10.  Cooperation.  Subject to the terms and conditions herein
               -----------
provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such addi tional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

          11.  Notices.  All notices required or permitted here under shall be
               -------
in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below.

          If to the Company:  1899 Preston White Drive
                              Reston, VA  22091
                              Attn:  President

          If to Sellers:      At the address of each Seller set forth on
                              Schedule A hereto
                              ----------

          with a copy to:     Stuart H. Gary, Esq.
                              Goodman Gary & Lickstein, P.C.
                              8500 Leesburg Pike
                              Suite 7000
                              Vienna, VA  22182

          If to Buyer:        Rose Tree Corporate Center II
                              1400 North Providence Road
                              Suite 3055
                              Media, PA  19063
                              Attn:  Chairman or
                                     Chief Executive Officer

          with a copy to:     John E. Stoddard III, Esq.
                              Drinker Biddle & Reath
                              Suite 400
                              47 Hulfish Street
                              Princeton, NJ  08542


          12.  Waiver, Discharge, etc.  This Agreement may not be released,
               ----------------------
discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

          13.  Severability.  The invalidity or unenforceability of any
               ------------
particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

          14.  Rights of Persons Not Parties.  Nothing contained in this
               -----------------------------
Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties hereto.

          15.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware without reference to that State's conflict of laws provision.

          16.  Sellers' Internal Escrow.
               ------------------------

               a. At Closing Buyer shall deliver certificates representing 1,156,250 Nobel Shares duly endorsed in blank by Sellers to Glenn E. Thompson, Jr. and Stuart L. Sussman, jointly as Sellers' escrow agent (together, "Sellers' Escrow Agent"). For so long as these Nobel Shares are held in escrow, Sellers' Escrow Agent shall be deemed the owner thereof on behalf of Sellers for all purposes, as well as the recipient for all dividends with respect thereto.

               b. At Closing Buyer shall pay to Sellers' Escrow Agent on behalf of Sellers Fifty Thousand Dollars ($50,000) of the cash portion of the Purchase Price that would otherwise be payable directly to Sellers pursuant to
Section 2.1(b).

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

NOBEL EDUCATION DYNAMICS, INC.           SELLERS:

By: xxx
   ---------------------------
Title: xxx                               xxx
      ------------------------           --------------------------
       A.J. Clegg, Chairman.             Dr. George August
       President and CEO


                                         xxx
                                         --------------------------
EDUCO, INC.                              Muriel Breger

By: xxx                                  xxx
   ---------------------------           ---------------------------
Title: xxx                               Shirley F. Cohen, T/U/A
      ------------------------           William Cohen dated 5/25/83


                                         xxx
                                         ---------------------------
                                         Maurice Greenman


                                         xxx
                                         ---------------------------
                                         Richard V. McCool


                                         xxx
                                         ---------------------------
                                         Dr. Murray Paul


                                         xxx
                                         ---------------------------
                                         Stuart L. Sussman


                                         xxx
                                         ---------------------------
                                         Glenn E. Thompson, Jr.

                                                                      SCHEDULE A
                                                                      ----------

==============================================================================================================================
                                                             ALLOCABLE SHARE OF PURCHASE PRICE AT CLOSING
                                           -----------------------------------------------------------------------------------
      Name, Address and       Number of                 CASH PAYABLE TO                    NOBEL SHARES ISSUABLE TO
   Taxpayer Identification   Educo Shares  -----------------------------------------------------------------------------------
      Number of Sellers         Owned
                                                           Sellers'                  Sellers'                  Total Nobel
                                              Sellers    Escrow Agent  Total Cash  Escrow Agent  Escrow Agent    Shares
==============================================================================================================================
Dr. George August
9255 Colesville Road
Silver Spring, MD 20910                40     $   78,000      $ 2,000   $   80,000      46,250         3,750        50,000
Taxpayer I.D. No.:
###-##-####
------------------------------------------------------------------------------------------------------------------------------
Muriel Breger
3310 N. Leisure World Blvd.
Apt. 1026                              30         58,500        1,500       60,000      34,687         2,813        37,500
Silver Spring, MD  20906
Taxpayer I.D. No.:
###-##-####
------------------------------------------------------------------------------------------------------------------------------
Shirley F. Cohen,
T/U/A William Cohen
dated 5/25/83                         530      1,033,500       26,500    1,060,000     612,812        49,688       662,500
2384 Silver Palm Road, West
Boca Raton, FL 33432
Taxpayer I.D. No.:
###-##-####
------------------------------------------------------------------------------------------------------------------------------
Maurice Greenman
670 Tusculum Road
Bethesda, MD 20817                     50         97,500        2,500      100,000      57,813         4,687        62,500
Taxpayer I.D. No.:
###-##-####
------------------------------------------------------------------------------------------------------------------------------
Richard V. McCool
1904 Ramstead Lane
Reston, VA  22091                      50         97,500        2,500      100,000      57,813         4,687        62,500
Taxpayer I.D. No.:
###-##-####
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
                                                             ALLOCABLE SHARE OF PURCHASE PRICE AT CLOSING
                                           -----------------------------------------------------------------------------------
      Name, Address and       Number of                 CASH PAYABLE TO                    NOBEL SHARES ISSUABLE TO
   Taxpayer Identification   Educo Shares  -----------------------------------------------------------------------------------
      Number of Sellers         Owned
                                                           Sellers'                  Sellers'                  Total Nobel
                                              Sellers    Escrow Agent  Total Cash  Escrow Agent  Escrow Agent    Shares
==============================================================================================================================
Dr. Murray Paul
13601 Stoner Drive
Silver Spring, MD 20904            100          195,000         5,000      200,000      115,625         9,375     125,000
Taxpayer I.D. No.:
###-##-####

------------------------------------------------------------------------------------------------------------------------------
Stuart L. Sussman
20 Yale Drive
Manhasset, NY 11030                100          195,000         5,000      200,000      115,625         9,375     125,000
Taxpayer I.D. No.:
###-##-####
------------------------------------------------------------------------------------------------------------------------------
Glenn E. Thompson, Jr.
12201 Brookhaven Drive
Silver Spring, MD 20902            100          195,000         5,000      200,000      115,625         9,375     125,000
Taxpayer I.D. No.:
###-##-####
------------------------------------------------------------------------------------------------------------------------------
            TOTAL                1,000       $1,950,000       $50,000   $2,000,000    1,156,250        93,750   1,250,000
                                 =====       ==========       =======   ==========    =========        ======   =========
==============================================================================================================================

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

          THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT is dated as of August 31, 1995, by and among Educo, Inc., a Maryland corporation (the "Company"), the record and beneficial owners of all of the outstanding shares of capital stock of the Company listed on Schedule A hereto (each, a "Seller," and collectively,
                         ----------
the "Sellers") and Nobel Education Dynamics, Inc., a Delaware corporation ("Buyer"). The Stock Purchase Agreement dated May 23, 1995, between the parties shall be hereinafter referred to as the "Agreement." All capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to them in the Agreement.

                                   BACKGROUND

     A. Pursuant to Section 2.1(b) of the Agreement, at Closing the amount payable by Buyer to Sellers or Sellers' Agent is $1,950,000 and the amount payable by Buyer to Sellers' Escrow Agent is $50,000. The Sellers have decided that they desire to increase the amount payable to Sellers' Escrow Agent to $75,000 thus reducing the amount payable to Sellers or Sellers' Agent to $1,925,000.

     B. Pursuant to Section 2.1(c) of the Agreement, Buyer is to issue and deliver the Nobel Shares at Closing, and pursuant to Section 13.2 of the Agreement, Buyer is to cause the Registration Statement to filed within ten (10) business days after the Closing Date. Buyer and Sellers have decided that it is in their mutual best interests to modify the Agreement to provide for two installment payments of the Purchase Price with (i) the cash portion of $2,000,000 paid at Closing and (ii) the issuance and delivery of the Nobel Shares occurring on January 15, 1996.

     C. Pursuant to Section 4.1(p) of the Agreement, the Sellers are obligated to deliver, or cause to be delivered, to the Buyer at Closing "a letter of intent addressed to the Company and signed by or on behalf of the owner of the facility leased by the Company for the Company's operation of the North Raleigh Country Day School ... [pursuant to which] such owner will ... construct additional classroom(s) at the site..." Such owner has already agreed to construct such additional classroom(s), and the parties wish to amend the Agreement to reflect the terms and conditions pursuant to which such additional classroom(s) shall be leased to the Company.

     D. Pursuant to Section 4.1(q) of the Agreement, the Sellers are obligated to deliver, or cause to be delivered, to the Buyer at Closing "releases of the Company from all guarantees of indebtedness or other obligations of third parties, including without limitation those guarantees listed on the Disclosure

Schedule (as hereafter defined) in connection with Sections 5.7 and 5.12(c)" of the Agreement.

     E. The Sellers are unable to deliver, or cause to be delivered to the Buyer at Closing a release of the Company from a certain portion of such indebtedness; namely, that certain Small Business Administration (SBA) Guaranty dated June 10, 1987 (the "SBA Guaranty"), from the Company and certain other guarantors to and for the benefit of the Small Business Administration (the "SBA") in order to induce the SBA to make a loan in the amount of $153,000 (the "Loan") to ILM Joint Venture, a North Carolina general partnership ("ILM").

     F. Pursuant to Section 4.1(h) of the Agreement, the Sellers are obligated to deliver, or cause to be delivered, to the Buyer at Closing, the Leases.

     G. The Buyer is willing to release Seller from its obligation to deliver to the Buyer at Closing a release of the Company from the SBA Guaranty; SUBJECT
                                                                        -------
TO THE CONDITION PRECEDENT that the Lease (the "Wilmington Lease") pertaining to
--------------------------
the Wilmington, North Carolina, property (e.g., Early Childhood Learning Center,
                                          ----
ILM Joint Venture, Wilmington, North Carolina) be amended:

          1. to provide for a reduction of $1,000 in each monthly installment of Annual Basic Rent for the first 12 monthly installments of the lease term (representing an aggregate reduction of $12,000); and

          2. to permit the tenant under the Wilmington Lease to offset, against Annual Basic Rent and any and all other sums that may become due and payable under the Wilmington Lease, any and all sums paid or costs incurred by the Company under or pursuant to the SBA Guaranty.


          NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1. Section 2.1(b) of the Agreement is hereby amended by replacing the ninth word on the twelfth line of such Section with the following "$1,925,000" and by replacing the last word of such Section with the following "$75,000" and all references in the Agreement to this Section shall likewise be deemed amended.

     2. Section 2.1(c) of the Agreement is hereby amended by replacing the fourth and fifth words on the first line of such Section with the following "on January 15, 1996".

     3. The first sentence of Section 2.3(c) of the Agreement is hereby amended and restated in its entirety as follows:

          "(c) Amounts payable pursuant to this Section 2.3 by Sellers shall be made by certified check or wire transfer of immediately available funds to an account designated by the Buyer."

     4.   Section 4.1(p) of the Agreement is hereby deleted in its entirety.

     5. The form of North Raleigh Lease attached as part of Exhibit 4.1(h) of the Agreement is hereby amended and restated in its entirety as set forth in
Exhibit 1 attached to this First Amendment and made a part hereof.

     6. Section 4.1(q) of the Agreement is hereby amended and restated in its entirety as follows:

          "(q) releases of the Company from all guarantees of indebtedness or other obligations of third parties, including without limitation those guarantees listed on the Disclosure Schedule (as hereafter defined) in connection with Sections 5.7 and 5.12(c) hereof; PROVIDED, HOWEVER, that the
                                                 --------  -------
Sellers shall have no obligation to deliver to the Buyer, at closing, a release of the Company from that certain Small Business Administration (SBA) Guaranty dated June 10, 1987 (the "SBA Guaranty"), from the Company and certain other guarantors to and for the benefit of the Small Business Administration (the "SBA") in order to induce the SBA to make a loan in the amount of $153,000 (the "Loan") to ILM Joint Venture, a North Carolina general partnership ("ILM");"

     7. Paragraphs 1(c) and 5(c) of the form of Wilmington Lease attached as a part of Exhibit 4.1(h) of the Agreement are hereby amended and restated in their entirety as set forth in Exhibit 2 attached to this First Amendment and made a part hereof.

     8. The first line of Section 4.2 of the Agreement is hereby amended by adding the following words after the third word and before the comma "(except for the actions contemplated by Sections 4.2(b) and (h) which shall instead occur on January 15, 1996)"

     9. The second sentence of Section 6.7 of the Agreement is hereby amended and restated in its entirety as follows:

          "The Nobel Shares to be issued and delivered on January 15, 1996 pursuant to this Agreement will, upon the issuance of such Shares, be duly authorized, validly issued, fully paid and nonassessable by Buyer."

     10. Section 12.5 of the Agreement is hereby amended by replacing the first and second words (but retaining the comma) on the first line of such Section with the following "On January 15, 1996".

     11. Section 13.1(c) of the Agreement is hereby amended by replacing the sixth, seventh and eighth words on the thirteenth line of such Section with the following "issuance and delivery of the Nobel Shares".

     12. Section 13.1(f) of the Agreement is hereby amended by replacing the fifth word (but retaining the comma) on the third line of such Section with the following "issuance and delivery of the Nobel Shares".

     13. Section 13.2 of the Agreement is hereby amended by replacing the first nine words (but retaining the comma) in the first sentence of such Section with the following "Prior to the issuance and delivery of the Nobel Shares".

     14. Section 16.16(a) of the Agreement is hereby amended by replacing the first two words on the first line of such Section with the following "On January 15, 1996".

     15. Section 16.16(b) of the Agreement is hereby amended by replacing the first two words on the first line of such Section with the following "On January 15, 1996".

     16. Nothing set forth herein shall be deemed to alter in any manner the powers conferred on the Sellers' Agent in Section 15 of the Agreement.

     17. Except as amended and modified hereby or inconsistent with the provisions hereof, the Agreement is hereby ratified and confirmed.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

NOBEL EDUCATION DYNAMICS, INC.           SELLERS:

By:  __________________________          _____________________________
Title:_________________________          Dr. George August
       A. J. Clegg
       Chairman, Pres & CEO              _____________________________
                                         Muriel Breger
EDUCO, INC.
                                         _____________________________
By: ___________________________          Shirley F. Cohen, T/U/A
Title:_________________________          William Cohen Dated 5/25/83

                                         _____________________________
                                         Maurice Greenman


                                         _____________________________
                                         Richard V. McCool


                                         _____________________________
                                         Dr. Murray Paul


                                         _____________________________
                                         Stuart L. Sussman


                                         _____________________________
                                         Glenn E. Thompson, Jr.

                 SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

          THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT is dated August 31, 1995, by and among Educo, Inc., a Maryland corporation (the "Company"), the record and beneficial owners of all of the outstanding shares of capital stock of the Company listed on Schedule A hereto (each, a "Seller," and collectively,
                         ----------
the "Sellers") and Nobel Education Dynamics, Inc., a Delaware corporation ("Buyer"). The Stock Purchase Agreement dated May 23, 1995, between the parties, as amended by the First Amendment to Stock Purchase Agreement dated August 31, 1995, shall be hereinafter referred to as the "Agreement." All capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to them in the Agreement.

                                   BACKGROUND

     A. Pursuant to Section 5.9 of the Agreement, the Sellers represented and warranted to Buyer, among other things, that "no Permit will be adversely affected by the consummation of the transactions contemplated by this Agreement."

     B. The Sellers have subsequently discovered that the operating permit (the "Existing Millbrook Permit") for the facility currently leased by the Company for the Company's operation of the Millbrook Country Day School in Raleigh, North Carolina (the "Existing Millbrook Facility") may be adversely affected by the consummation of the transactions contemplated by this Agreement.

     C. Section 11.4 of the Agreement sets forth certain rights and obligations of the parties after Closing with respect to the Existing Millbrook Facility and the possible replacement of the Existing Millbrook Facility with a new facility (the "New Millbrook Facility") on a different site in close proximity to the Existing Millbrook Facility.

     D. The parties wish to amend the Agreement to reflect the rights and obligations of the parties with respect to the Existing Millbrook Permit, the Existing Millbrook Facility and the New Millbrook Facility.

          NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1. Schedule A of the Agreement is hereby amended and restated in its entirety in the form attached to this Amendment.

     2. Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

     (b) At the Closing, Buyer shall deliver: (i) to Sellers or Sellers' Agent (as defined in Section 16.16 hereof), as the case may be, the aggregate amount of One Million Eight Hundred Thousand Dollars ($1,800,000), by wire transfer pursuant to instructions previously given by Sellers to Buyer for that purpose in the respective amounts set forth beside each Seller's name on Schedule A hereto, such that the aggregate amount payable at the Closing to Sellers or Sellers' Agent shall equal $1,725,000 and the amount payable at the Closing to Sellers' Escrow Agent shall equal $75,000 and (ii) to Escrow Agent (as defined in Section 12.5 hereof) $200,000 pursuant to Section 12.5 hereof.

     3. Section 5.9 of the Agreement is hereby amended to insert the phrase "except as disclosed in Section 11.4," immediately prior to the phrase "no Permit will be adversely affected by the consummation of the transactions contemplated by this Agreement."

     4. Section 11.4 of the Agreement is hereby amended and restated in its entirety as follows:

          "11.4.   Millbrook Facility.
                   ------------------

               11.4.1. The parties acknowledge and agree that the operating permit (the "Existing Millbrook Permit") for the facility currently leased by the Company for the Company's operation of the Millbrook Country Day School in Raleigh, North Carolina (the "Existing Millbrook Facility") may be adversely affected by the consummation of the transactions contemplated by this Agreement.

               11.4.2. Buyer is currently negotiating in good faith with the owner of the Existing Millbrook Facility (the "Millbrook Owner") the terms and conditions of a lease (the "New Millbrook Lease") pursuant to which the Millbrook Owner would construct and lease to Buyer a new facility (the "New Millbrook Facility") on a different site in close proximity to the Existing Millbrook Facility. The terms and provisions of the New Millbrook Lease shall be essentially as set forth in the lease provided for the North Raleigh school site, in the form attached as Exhibit 4.1(h), with the exception of the commencement date, termination date, property description, and lease rental rate. The lease rate on the New Millbrook Facility shall be such that after taking into account the total costs of construction and ground acquisition, the annual rental rate shall be equal to the greater of (A) the annual debt service (principal and interest) on the project based upon a 20-year amortization schedule, provided that the annual interest rate shall not exceed thirteen percent (13%), or (B) sixteen percent (16%) of total tuition and registration fees actually received from the New Millbrook Facility. If the New Millbrook Facility is built on the current location, the rental rate on the New Millbrook Facility shall be the greater of
(A) the annual debt service (principal and interest) on the costs of construction (excluding land) based upon a 20-year amortization schedule, provided that the annual interest rate shall not exceed thirteen percent (13%), plus $36,000 per year representing the land value or (B) sixteen percent (16%) of the total tuition and registration fees actually received from the New Millbrook Facility.

          11.4.3.  At Closing, Sellers shall place in escrow, pursuant to
Section 12.5 of this Agreement, (a) $200,000 in cash (the "Withheld Cash"), and
(b) certificates representing 125,000 Nobel Shares duly endorsed in blank by Sellers (such shares, the "Withheld Shares"). The Withheld Cash shall be held in an interest-bearing account, and all interest earned thereon shall follow the principal.

          11.4.4. Sellers covenant and agree that on or before August 15, 1996, the construction of the New Millbrook Facility will be completed (such completion ("Completion") to be evidenced by the delivery to the Company and Buyer of a certificate of occupancy or other similar instrument and operating permit for the New Millbrook Facility in such period of time as to permit Buyer to move its operations from the Existing Millbrook Facility to the New Millbrook Facility without any interruption in operations), in each case to the satisfaction of the Company and Buyer.

          11.4.5. Sellers covenant and agree that the Existing Millbrook Permit shall remain in full force and effect and shall not be revoked prior to Completion.

          11.4.6. If the Existing Millbrook Permit is revoked prior to commencement of construction of the New Millbrook Facility (such commencement ("Commencement") to be evidenced by the installation of footings and foundations), then:

               (a) the Escrow Agent shall immediately transfer to Buyer 62,500 of the Withheld Shares (but shall retain the remaining 62,500 Withheld Shares for further disposition in accordance with the terms hereof);

               (b) if Completion subsequently occurs on or before August 15, 1996, then, upon such Completion, the Escrow Agent shall transfer to Sellers the remaining 62,500 Withheld Shares; and

               (c)  if Completion does not subsequently occur on or before
                                       ---
August 15, 1996, then, on August 16, 1996, the Escrow Agent shall transfer to Buyer the remaining 62,500 Withheld Shares; PROVIDED, HOWEVER, that, if
                                            --------  -------
Completion has been substantially performed except for minor, non-material items that will not materially adversely affect Buyer's use of the New Millbrook Facility, then the performance dates set forth in this Section 11.4.6(c) shall be extended for a commercially reasonable period of time to permit the correction of such non-material items.

          11.4.7. If the Existing Millbrook Permit is not revoked, but Commencement does not occur on or before August 15, 1996, then, on August 16, 1996, the Escrow Agent shall transfer (a) to Buyer 93,750 of the Withheld Nobel Shares held in escrow pursuant to Section 12.5 hereof, and (b) to Sellers all of the Withheld Cash, together with the remaining 31,250 Withheld Shares held in escrow pursuant to Section 12.5 hereof; PROVIDED, HOWEVER, that, if Completion
                                        --------  -------
has been substantially performed except for minor, non-material items that will not materially adversely affect Buyer's use of the New Millbrook Facility, then the performance dates set forth in this Section 11.4.7 shall be extended for a commercially reasonable period of time to permit the correction of such non-material items.

          11.4.8. If Commencement occurs on or before August 15, 1996, then the Escrow Agent shall transfer to Sellers all of the Withheld Cash (but shall retain of the Withheld Shares for further disposition in accordance with the terms hereof).

          11.4.9. If, after Commencement occurs, the Existing Millbrook Permit is not revoked, and Completion occurs on or before August 15, 1996, then, upon such Completion, the Escrow Agent shall transfer to Sellers all of the Withheld Shares held in escrow pursuant to Section 12.5 hereof.

          11.4.10. If, after Commencement occurs, the Existing Millbrook Permit is not revoked, but Completion does not occur on or before August 15, 1996,
                                    ---
then, on August 16, 1996, the Escrow Agent shall transfer (a) to Buyer 93,750 of the Withheld Nobel Shares held in escrow pursuant to Section 12.5 hereof, and
(b) to Sellers all of the remaining 31,250 Withheld Shares held in escrow pursuant to Section 12.5 hereof; PROVIDED, HOWEVER, that, if Completion has been
                                 --------  -------
substantially performed except for minor, non-material items that will not materially adversely affect Buyer's use of the New Millbrook Facility, then the performance dates set forth in this Section 11.4.10 shall be extended for a commercially reasonable period of time to permit the correction of such non-material items.

          11.4.11. If, after Commencement occurs, the Existing Millbrook Permit is revoked, then:

               (a) the Escrow Agent shall immediately transfer to Buyer 62,500 of the Withheld Shares (but shall retain the remaining 62,500 Withheld Shares for further disposition in accordance with the terms hereof);

               (b) if Completion subsequently occurs on or before August 15, 1996, then, upon such Completion, the Escrow Agent shall transfer to Sellers the remaining 62,500 Withheld Shares; and

               (c)  if Completion does not subsequently occur on or before
                                       ---
August 15, 1996, then, on August 16, 1996, the Escrow Agent shall transfer to Buyer the remaining 62,500 Withheld Shares; PROVIDED, HOWEVER, that, if
                                            --------  -------
Completion has been substantially performed except for minor, non-material items that will not materially adversely affect Buyer's use of the New Millbrook Facility, then the performance dates set forth in this Section 11.4.11(c) shall be extended for a commercially reasonable period of time to permit the correction of such non-material items.

          11.4.12.  A graphic representation of the terms and conditions of this
Section 11.4 is attached hereto as Schedule 11.4 and made a part hereof."

     2. The first two paragraphs of Section 12.5 of the Agreement are hereby amended and restated in their entirety as follows:

          "12.5     At Closing, Sellers will deliver to Buyer as escrow agent
(the "Escrow Agent") (a) the Withheld Cash, and (b) the Withheld Shares duly endorsed in blank by Sellers. The Withheld Shares shall be held by Escrow Agent in escrow, and Buyer is hereby granted a security interest in such shares, as security for Sellers' timely performance of (i) Sellers' obligations under
Section 2.3 hereof ("Obligations"), (ii) the covenants set forth in Section 11.4 hereof (the "Millbrook Covenants"), or (iii) Sellers' obligation to indemnify Buyer under this Section 12 against any Damages that Buyer may suffer, incur or become subject to. If it is finally determined (either by operation of the terms and conditions of Section 11.4, by other agreement of the parties, by judgment of a court of competent jurisdiction or by award of an arbitrator) that an amount is owed to Buyer in respect of any matters described in the immediately preceding sentence, Buyer shall have the right to have transferred into its name that number of Withheld Shares as is specifically directed by the terms and conditions of this Agreement, or, if not so specifically directed, that number of Withheld Shares as is equal to the quotient obtained by dividing (a) the dollar amount of such Damages or Obligations, as the case may be, by (b) the Guaranteed Value Per Share (as defined in Section 11.5 hereof). The Escrow Agent shall notify Sellers promptly of the transfer to Buyer of any Withheld Shares.

                              Any Withheld Shares not transferred to Buyer
hereunder shall be delivered by the Escrow Agent to

Sellers' Escrow Agent in accordance with the terms and conditions of Section 11.4."

     3. Except as amended and modified hereby or inconsistent with the provisions hereof, the Agreement is hereby ratified and confirmed.


          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

NOBEL EDUCATION DYNAMICS, INC.       SELLERS:

By:  /s/ A.J. Clegg                  EDUCO, INC.
   ---------------------------
Title:  Chairman, Pres & CEO
      ------------------------
                                     By: _______________________
                                     Title: ____________________

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

                                  SCHEDULE A

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

                                 SCHEDULE 11.4

                         CONSTRUCTION NEVER COMMENCES



 License is revoked prior to         License remains in effect
 8/15/95                             through 8/15/96



 Nobel immediately gets 62,500      1.  On 8/26/96, Nobel gets
 shares; cash and remaining             93,750 shares of stock
 62,500 shares remain in escrow
 until 8/15/96 -- if Completion     2.  On 8/26/96, Sellers get
 has not then occurred, cash            31,250 shares of stock
 and remaining shares go to             plus cash
 Nobel                                  ----



                            CONSTRUCTION COMMENCES


$200,000 cash is
released to Seller

 License remains in      License remains in     License is revoked
 effect, Nobel moves     effect, but Buyer      prior to 8/15/96
 into new facility by    does not move into
 8/15/96                 new licensed
                         facility by 8/15/96


 Seller gets all         1.  On 8/16/96,        Nobel immediately
 125,000 shares              Nobel gets         gets 62,500 shares;
 remaining in escrow         93,750 shares      the remaining 62,500
                                                shares remain in
                         2.  On 8/16/96,        escrow until 8/15/96
                             Sellers get
                             31,250 shares

                         Nobel moves into new   Nobel does not move
                                                           ---
                         licensed facility by   into new licensed
                         8/15/96:               facility by 8/15/96:
                         Sellers get            Nobel gets remaining
                         remaining 62,500       62,500 shares
                         shares


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